                                                                     EXHIBIT 2.1


================================================================================

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                       BP CORPORATION NORTH AMERICA INC.,

                               AMOCO OIL COMPANY

                                      and


                          TESORO PETROLEUM CORPORATION



                                  Dated as of

                                 July 16, 2001




                                Relating to the

                               Purchase and Sale

                   of the Mandan Refinery and Related Assets

================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
1. PURCHASE AND SALE OF THE BUSINESS ......................................    1

2. EXCLUDED ASSETS ........................................................    5

3. DEPOSIT AND PURCHASE PRICE .............................................    7
        (a) Deposit .......................................................    7
        (b) Purchase Price ................................................    8
        (c) Closing Date Payments .........................................    9
        (d) Post-Closing Adjustment .......................................    9

4. ASSUMPTION OF LIABILITIES ..............................................   10
        (a) Assumed Liabilities ...........................................   10
        (b) Excluded Liabilities ..........................................   12

5. CLOSING ................................................................   14

6. SELLER'S REPRESENTATIONS AND WARRANTIES ................................   16
        (a) Organization and Good Standing ................................   16
        (b) Authority .....................................................   17
        (c) Consents ......................................................   17
        (d) No Breach .....................................................   17
        (e) Real Property .................................................   17
        (f) Brokers .......................................................   18
        (g) Machinery and Equipment .......................................   19
        (h) Compliance With Laws ..........................................   19
        (i) Permits .......................................................   19
        (j) Intellectual Property .........................................   19
        (k) Actions and Proceedings .......................................   19
        (l) Collective Bargaining Agreements ..............................   20
        (m) Assets ........................................................   20
        (n) Tangible Assets ...............................................   20

7. ENVIRONMENTAL MATTERS ..................................................   21
        (a) Environmental Representations and Warranties ..................   21
        (b) Limitation ....................................................   21

8. DISCLAIMERS ............................................................   21

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

9. BUYER'S REPRESENTATIONS AND WARRANTIES .................................   23
        (a) Organization and Good Standing ................................   23
        (b) Authority of Buyer ............................................   23
        (c) Consents ......................................................   23
        (d) No Breach .....................................................   24
        (e) Litigation ....................................................   24
        (f) Brokers .......................................................   24
        (g) Availability of Funds .........................................   24
        (h) No Knowledge of Misrepresentations or Omissions ...............   24

10. COVENANTS .............................................................   24
        (a) Covenants of Seller ...........................................   24
            (i)    Access and Information .................................   24
            (ii)   Conduct of Business ....................................   25
            (iii)  Schedules ..............................................   26
            (iv)   Confidentiality ........................................   27
            (v)    Sale of North Dakota Core Pipeline Interest ............   27
        (b) Covenants of Buyer ............................................   28
            (i)    Confidentiality ........................................   28
            (ii)   Notification ...........................................   29
            (iii)  Litigation .............................................   29
            (iv)   Title Policies .........................................   30
            (v)    Removal of Seller Marks ................................   30
            (vi)   Project Sunshine Consent Decree ........................   30
            (vii)  Easement Agreements ....................................   31
        (c) Mutual Covenants ..............................................   31
            (i)    H-S-R ..................................................   31
            (ii)   Assignments ............................................   32
            (iii)  Transition Services Agreement ..........................   34
            (iv)   Other Governmental Approvals ...........................   35
            (v)    Other Actions ..........................................   35
            (vi)   Throughput Agreement ...................................   35
            (vii)  Retail Marketing Facilities ............................   35
            (viii) Jobber Business ........................................   35

11. EMPLOYEES .............................................................   36
        (a) Employees .....................................................   36
        (b) Employment Offers to Active Non-Union Employees, to Active
              Non-Refinery Union Employees, and to All Refinery Union
              Employees ...................................................   36
        (c) Employment Offers to Non-Union Employees on Leave and to
              Non-Refinery Union Employees on Leave .......................   37

        (d) Transfer Time ........................................................   37
        (e) Level of Employee Benefits Provided by Buyer .........................   37
        (f) Pension Plans ........................................................   37
        (g) Defined Contribution Pension Plans ...................................   38
        (h) Welfare Benefits and Other Benefits and Policies .....................   38
        (i) Vacation .............................................................   38
        (j) Severance ............................................................   39
        (k) Buyer's Adoption of Collective Bargaining Agreement ..................   39
        (l) WARN Act .............................................................   39
        (m) Service Credit .......................................................   40

12. BUYER'S OBLIGATION TO CLOSE ..................................................   40
        (a) Compliance with Agreement ............................................   40
        (b) Representations and Warranties .......................................   40
        (c) Litigation ...........................................................   40
        (d) Governmental Consents ................................................   41

13. SELLER'S OBLIGATION TO CLOSE .................................................   41
        (a) Compliance with Agreement ............................................   41
        (b) Representations and Warranties .......................................   41
        (c) Litigation ...........................................................   41
        (d) Governmental Consents ................................................   41

14. FURTHER ASSURANCES ...........................................................   41

15. INDEMNIFICATION ..............................................................   42
        (a) Buyer's Indemnification of Seller ....................................   42
        (b) Seller's Indemnification of Buyer ....................................   42
        (c) Environmental Indemnifications .......................................   43
        (d) Exclusive Remedy .....................................................   44
        (e) Procedures Relating to Indemnification Among Buyer and Seller ........   45
        (f) Procedures Relating to Indemnification for Third Party Claims ........   46
        (g) Losses Net of Insurance and Taxes ....................................   47
        (h) Attorneys' Fees ......................................................   47
        (i) Time Limitation ......................................................   47
        (j) Monetary Limitation ..................................................   47
        (k) Limitation of Liability ..............................................   48
        (l) Environmental Remediation Monetary Limitation ........................   48
        (m) Rights-of-Way Monetary Limitation ....................................   48
        (n) Mitigation ...........................................................   49

        (o) Losses ................................................................ 49

16. TAXES ......................................................................... 49

17. RECORDS/LITIGATION ASSISTANCE ................................................. 50

18. TERMINATION RIGHTS ............................................................ 50

19. SPECIFIC PERFORMANCE .......................................................... 52

20. NOTICES ....................................................................... 52

21. GOVERNING LAW; SUBMISSION TO JURISDICTION ..................................... 53

22. PUBLICITY ..................................................................... 54

23. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES ......................... 54

24. ENTIRE AGREEMENT .............................................................. 54

25. ASSIGNMENT .................................................................... 55

26. AMENDMENT AND WAIVER .......................................................... 55

27. EXPENSES ...................................................................... 55

28. HEADINGS ...................................................................... 55

29. COUNTERPARTS .................................................................. 56

30. INTERPRETATION ................................................................ 56

31. NO STRICT CONSTRUCTION ........................................................ 56

32. SCHEDULES ..................................................................... 56

33. REPRESENTATION BY COUNSEL; INTERPRETATION ..................................... 57

34. SEVERABILITY .................................................................. 57

35. BULK TRANSFER LAWS ....................................................   57

36. NO THIRD PARTY BENEFICIARIES ..........................................   57

37. DEFINITION OF AFFILIATE ...............................................   57

38. TIME OF ESSENCE .......................................................   57

39. NO CONDITIONS .........................................................   57

                                   SCHEDULES

 SCHEDULE                                DESCRIPTION
 --------                                -----------
   1(a)          Major Refinery Equipment and Facilities
   1(b)          Refinery Real Property
   1(c)          Retail Marketing Assets
   1(d)          Retail Marketing Real Property
   1(h)          Terminal Assets
   1(i)          Terminal Real Property
   1(j)          Product Pipelines
   1(k)          Contracts
   1(n)          Third-Party Process Technology Licenses
   1(r)          Jobber Business
   2(c)          Excluded Assets Related to Support and Other Services Provided to the
                 Refinery by the BP Group
   2(d)          Excluded Assets: North Dakota Crude Pipeline
   2(p)          Other Excluded Assets
   2(q)          Excluded Contracts
   2(s)          Intercompany Agreements
   6(c)          Consents
   6(d)          No Breach
  6(e)(i)        Real Property Exceptions
   6(g)          Machinery and Equipment
   6(h)          Compliance
   6(i)          Permits
   6(k)          Actions and Proceedings
   6(l)          Collective Bargaining Agreements
   6(m)          Assets
   6(n)          Tangible Assets
   7(a)          Environmental Matters
10(a)(ii)        Conduct of Business
10(b)(vii)       Easement Agreements
  11(a)          Employees
  11(k)          Letter of Understanding- Successorship

                                    EXHIBITS

                  EXHIBIT                    DESCRIPTION
                  -------                    -----------
                     A         Methodology For Valuing Inventories

                     B         Form of Technology Transfer and License Agreement

                     C         Form of Deeds for Real Property

                     D         Form of Transition Services Agreement

                     E         Form of Product Offtake Agreement

                     F         Form of Throughput Agreement

                             INDEX TO DEFINED TERMS

Term                                                                               Page
----                                                                               ----
affiliate ........................................................................   57
Agreement ........................................................................    1
Amoco ............................................................................    1
Asbestos-Related Liabilities .....................................................   11
Assumed Liabilities ..............................................................   10
Base Price .......................................................................    9
BP ...............................................................................    1
BP Group .........................................................................    4
BP RAP ...........................................................................   37
BP Severance Plan ................................................................   39
Business .........................................................................    1
Buyer ............................................................................    1
Buyer Indemnified Parties ........................................................   42
Buyer Pension Plan ...............................................................   37
CBA ..............................................................................   39
CERCLA ...........................................................................   12
Closing ..........................................................................   14
Closing Date .....................................................................   14
Code .............................................................................   15
Confidentiality Agreement ........................................................   24
Data .............................................................................   25
Deposit ..........................................................................    7
Deposit Return Event .............................................................    8
Disclosed Environmental Liabilities ..............................................   11
Employees ........................................................................   36
Environmental Permits ............................................................    3
ERISA ............................................................................   37
Excluded Assets ..................................................................    5
Excluded Liabilities .............................................................   12
First Threshold ..................................................................   48
H-S-R Act ........................................................................   14
Health, Safety and Environmental Laws ............................................   12
Hydrocarbon Inventories ..........................................................    2
Indemnification Notice ...........................................................   45
Indemnified Party ................................................................   45
Indemnifying Party ...............................................................   45
Inventories ......................................................................    2
knowledge ........................................................................   16
Leave ............................................................................   36

Level 1 Threshold .................................................................   48
Level 2 Threshold .................................................................   48
Losses ............................................................................   49
Non-Hydrocarbon Inventories .......................................................    2
Non-Refinery Union Employees ......................................................   36
Non-Refinery Union Transferred Employees ..........................................   36
Non-Refinery Unions ...............................................................   36
Non-Union Employees ...............................................................   36
Non-Union Transferred Employees ...................................................   36
Jobber Business ...................................................................    4
Offering Memorandum ...............................................................   22
Offsite Environmental Liabilities .................................................   14
ordinary course of business .......................................................    4
Permits ...........................................................................    3
Permitted Liens ...................................................................   18
Person ............................................................................   17
Personal Property .................................................................    2
Pipeline Assets ...................................................................   27
Pipeline Purchase Agreement .......................................................   28
Product Pipelines .................................................................    3
Project Sunshine Consent Decree ...................................................   11
Purchase Price ....................................................................    8
Purchased Assets ..................................................................    1
Refinery ..........................................................................    1
Refinery Real Property ............................................................    1
Refinery Union ....................................................................   36
Refinery Union Employees ..........................................................   36
Refinery Union Transferred Employees ..............................................   36
Remediation Losses ................................................................   43
Retail Marketing Assets ...........................................................    2
Retail Marketing Facility .........................................................    2
Retail Marketing Real Property ....................................................    2
Rights-of-Way Losses ..............................................................   43
Second Threshold ..................................................................   48
Seller ............................................................................    1
Seller Indemnified Parties ........................................................   42
Seller Information ................................................................   29
Seller Vacation Policy ............................................................   38
Seller's knowledge ................................................................   16
Taxes .............................................................................    5
Technology Agreement ..............................................................    3
Terminal Assets ...................................................................    3
Terminal Real Property ............................................................    3

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

Third Party Buyer .................................................................   27
Third Party Claim .................................................................   46
Threshold .........................................................................   47
Throughput Agreement ..............................................................   35
Transferred Employees .............................................................   36
Transition Services Agreement .....................................................   34
Union Employees ...................................................................   36
Unions ............................................................................   36
WARN Obligations ..................................................................   39

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT for the purchase and sale of assets ("Agreement"), is made and entered into as of July 16, 2001, by and among BP Corporation North America Inc., an Indiana corporation ("BP"), and Amoco Oil Company, a Maryland corporation ("Amoco," and together with BP, "Seller"), on the one hand, and Tesoro Petroleum Corporation, a Delaware corporation ("Buyer"), on the other hand.

                                   WITNESSETH:

            WHEREAS, upon and subject to the terms and conditions of this Agreement, Seller wishes to sell its petroleum refining assets located in the vicinity of Mandan, North Dakota and related assets and certain retail marketing assets as described below (the "Business") and certain liabilities, each as further described in Sections 1 and 4, and Buyer wishes to purchase the Business and to assume certain liabilities relating thereto, in each case upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE BUSINESS. Subject to the terms and conditions of this Agreement (including the provisions of Section 10(c)(ii)), Seller agrees to sell, assign, convey, transfer and deliver, or cause such sale, assignment, conveyance, transfer and delivery by Seller's affiliates, to Buyer, as of the Closing Date, and Buyer agrees to purchase and take assignment and delivery from Seller as of the Closing Date, of all of Seller's rights, title and interest in the following assets relating to the Business (the "Purchased Assets"):

                  (a) the refinery and related equipment and facilities of Seller located in the vicinity of Mandan, North Dakota, including the process units, storage tanks, control houses, office buildings, laboratory facilities, warehouses, boiler houses, power plants, waste water treatment facilities and other similar facilities of such refinery, major items of which are listed on Schedule 1(a) attached hereto (the "Refinery");

                  (b) the real property on which the Refinery is situated, whether or not contiguous, owned by Seller and used in the operation of the Business as it is currently operated by Seller, in each case as more particularly described on Schedule 1(b) attached hereto, including (subject to Section 2(i)) the improvements to such real property together with all appurtenances thereto and the fixtures thereon (the "Refinery Real Property");

                  (c) the retail marketing assets and related equipment relating to the twelve (12) retail marketing facilities of Seller located in North Dakota, including all storage tanks, gasoline pumps, automated and manual carwash facilities, air pumps, motor vehicles and other similar equipment in each case as more particularly described on Schedule 1(c) attached hereto (the "Retail Marketing Assets");

                  (d) the real property on which the Retail Marketing Assets are situated and used exclusively in the operation of the Business as it is currently operated by Seller, in each case as more particularly described on Schedule 1(d) attached hereto, including, subject to
         Section 2(i), the improvements to such real property together with all appurtenances thereto and fixtures thereon (the "Retail Marketing Real Property and each individual location together with the related real property, a "Retail Marketing Facility")

                  (e) the hydrocarbon inventories (the "Hydrocarbon Inventories") of the Business (including any such inventories located at the marketing terminals described in Section 1(h) or in the product pipeline serving those marketing terminals, as described in Section 1(j)) as of the Closing Date (which shall be measured and valued in accordance with Exhibit A attached hereto), including:

                           (i) all crude oil inventories at, or in transit to,
                  the Business where title has passed to Seller;

                           (ii) all crude oil inventories in the storage tanks
                  at the Business (it being expressly understood by the parties hereto that all such hydrocarbon inventories shall consist of the total contents thereof, regardless of whether above or below the off-take pipe, including bottom sediment and water);

                           (iii) all refined and intermediate product
                  inventories at the Business; and

                           (iv) all additives at the Business;

         but in all cases excluding all finished and unfinished products which have left the Business and are en route to any customer (including the BP Group) where title has passed to the customer;

                  (f) the non-hydrocarbon inventories of the Business as of the Closing Date consisting of (i) the chemicals and catalyst inventories located at the Business and (ii) the stores inventories, including maintenance and capital spares, joints, valves and parts located at the Business or in any off-site storage facility, and (iii) any precious metals and other Non-Hydrocarbon Inventories of the Business (collectively, the "Non-Hydrocarbon Inventories," and together with Hydrocarbon Inventories, the "Inventories");

                  (g) the machinery (including machinery related to the utilities), vehicles and other personal property owned and used exclusively in the operation of the Business as it is currently operated by Seller (collectively, the "Personal Property");

                  (h) the marketing terminals, including all loading racks, equipment, spares and additives located in Mandan, North Dakota, Jamestown, North Dakota, Moorhead, Minnesota, Sauk Center, Minnesota and Roseville, Minnesota (the "Twin Cities Terminal"), in each case as more particularly described on Schedule 1(h) attached hereto (the "Terminal Assets");

                  (i) the real property on which the Terminal Assets are situated and used exclusively in the operation of the Business as it is currently operated by Seller, in each case as more particularly described on Schedule 1(i) attached hereto, including (subject to Section 2(i)) the improvements to such real property together with all appurtenances thereto and fixtures thereon (the "Terminal Real Property" and collectively with the Refinery Real Property and the Retail Marketing Real Property, the "Real Property");

                  (j) subject to Section 2(i), Seller's interest in the 8" and 10" pipelines and all real property interests of Seller, including lateral pipelines, pump stations and related facilities, used to transport petroleum products from the Refinery to the Twin Cities Terminal, each as more particularly described on Schedule 1(j) attached hereto (collectively, the "Product Pipelines"), including, subject to
         Section 10(c)(ii), all assignable or transferrable easements, rights-of-way, permits, licenses, leases and other rights of access to the Product Pipelines (the "Product Pipeline Agreements");

                  (k) subject to Section 10(c)(ii), all assignable or transferable rights and obligations of Seller under the supply, distribution, exchange, collective bargaining and other agreements, contracts, leases, licenses and similar instruments relating exclusively to the Business as it is currently operated by Seller, including those set forth on Schedule 1(k) attached hereto;

                  (l) subject to Section 10(c)(ii), all assignable or transferable permits or licenses of Seller from any federal, state or local regulatory agencies which are necessary to and used exclusively in connection with the ownership and operation of the Business as it is currently operated by Seller (collectively, the "Permits"), including any approval, registration, authorization, certificate, certificate of occupancy, consent, exemption, license, order or permit or other similar authorization of or filing with any governmental authority required by applicable Health, Safety and Environmental Laws in effect on or prior to the Closing Date, as they are enforced with respect to the Business, for the ownership or operation of the Business as it is currently operated by Seller (collectively, the "Environmental Permits");

                  (m) subject to and in accordance with the Technology Transfer and License Agreement attached hereto as Exhibit B (the "Technology Agreement"), a nonexclusive, royalty-free license to use in the operation of the Business as it is currently operated by Seller certain technology, software, know-how and proprietary information owned by Seller, BP p.l.c. and/or its other direct or indirect subsidiaries and its affiliates (together with Seller, the

         "BP Group"), whether patented or unpatented, as more specifically described in the Technology Agreement;

                  (n) subject to Section 10(c)(ii) and subject to and in accordance with the Technology Agreement, Seller's assignable or transferable rights under the process technology licenses with third parties listed on Schedule 1(n) attached hereto, all as are necessary or used exclusively for the operation of the Business as it is currently operated by Seller;

                  (o) subject to Section 2(f), all operating records and data in possession of Seller or any other member of the BP Group and relating exclusively to and necessary for the operation of the Business as it is currently operated by Seller, including all books, records, cost and pricing information, accounting records, supplier lists and records, training materials and equipment, training records, maintenance and inspection reports, equipment lists, repair notes and archives;

                  (p) subject to Section 10(c)(ii) and in accordance with the Technology Agreement, all assignable or transferable technical drawings in possession of Seller located at the Business and relating exclusively to and necessary for the operation of the Business as it is currently operated by Seller; and

                  (q) all other assignable or transferable assets, active or inactive, owned or leased by, or licensed to or used by Seller and located at the Business and used exclusively in the operation of the Business as it is currently operated by Seller; and

                  (r) all rights and obligations of Seller under the agreements, contracts, leases, licenses and similar instruments relating to Seller's jobber business, as more particularly described on Schedule 1(r) attached hereto (the "Jobber Business");

         provided that the Purchased Assets shall not include the Excluded
         Assets.

                  At any time and from time to time prior to the Closing, Seller shall have the right to update and supplement the description of the Purchased Assets (including the Schedules and Exhibits referred to above) to reflect changes, including additions and deletions, occurring in the ordinary course of business prior to the Closing. For purposes of this Agreement, the term "ordinary course of business" shall include all reasonably necessary actions taken in connection with, in contemplation of or in preparation for, the sale of the Business, the Closing and any other transaction contemplated by this Agreement, so long as such actions do not have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller or the Purchased Assets, taken as a whole.

         2. EXCLUDED ASSETS. The Purchased Assets shall not include any assets other than those specifically described in Section 1 above, and, without limiting the generality of the foregoing,

Seller (or, as applicable, other members of the BP Group) shall retain and not sell, convey, transfer or deliver to Buyer, and Buyer shall not purchase or have any rights in, the following assets, each of which is specifically excluded from the Purchased Assets being sold hereunder (collectively, the "Excluded Assets"):

                  (a) cash and cash equivalents (including marketable securities and short-term investments);

                  (b) accounts and notes receivable and exchange balances due from a third party as of 12:01 a.m., Central Time, on the Closing Date, including payments for all finished and unfinished products which have left the Business and are en route to any customer (including members of the BP Group) prior to the Closing Date where title has passed to the customer; provided that all accounts receivable with respect to any Inventories included or to be included in the Purchased Assets shall not be Excluded Assets;

                  (c) assets owned by other members of the BP Group not used exclusively by Seller in the operation of the Business or not located at the Business, including employee and other records (including employee, personnel and medical records) necessary to administer salaried payrolls and benefits and welfare plans retained by Seller or other members of the BP Group and to file tax returns, assets related to certain support services provided by the BP Group to the Business including those described on Schedule 2(c) attached hereto and certain other specified assets not located at the Business as described on
         Schedule 2(c) attached hereto;

                  (d) the crude pipeline owned by members of the BP Group, including all lateral pipelines and gathering lines attached thereto, running to the Refinery and including the portion of the pipeline which terminates at the pumping station at the Refinery as described more particularly on Schedule 2(d) attached hereto;

                  (e) tax refunds arising out of all taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any governmental entity, including environmental taxes, excise taxes, customs, duties, utility, property, income, sales, use, value added, transfer and fuel taxes, and any interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such assessment, including all applicable income, sales, use, excise, business, occupation or other tax, if any, relating in any way to this Agreement or any other service, supply or operating agreement (collectively, "Taxes") relating to the Purchased Assets accruing to or for any period, or portion thereof, ending prior to or on the Closing Date;

                  (f) all forecasts, financial information or financial statements and proprietary manuals (except rights to use manuals specific to and necessary for the operation of the Business as it is currently operated by Seller (as determined by Seller in its reasonable discretion)) prepared by or used by Seller or another member of the BP Group to the extent not relating exclusively to the Business and all copies of and subscriptions to third-party reports;

                  (g) except as otherwise expressly provided in the Technology Agreement, all proprietary BP Group computer systems and software;

                  (h) defenses and claims that Seller could assert against third parties, other than claims which Seller could assert on account of matters or acts as to which Buyer has agreed to assume liability or as to matters to the extent Buyer is entitled to be indemnified by Seller pursuant to this Agreement;

                  (i) any assets, property improvements, appurtenances, fixtures, equipment or goods located at the Business which are not owned by Seller, including spare parts on consignment, certain chemicals on consignment, leased nitrogen units, transformers, wires, pipes and equipment owned by Montana Dakota Utilities Co., city water mains and other equipment, leased and rented mobile equipment, leased office equipment, copiers, telephones and other leased items;

                  (j) to the extent not otherwise excluded, proprietary information, intellectual property (including patents, inventions and trade secrets (in each case, whether patentable or not) and copyrights) and technology of Seller and other members of the BP Group not used exclusively in the operation of the Business as it is currently operated by Seller or not otherwise assignable by Seller;

                  (k) all service marks, trademarks, trade names, trade dress or other indicia of origin of Seller and other members of the BP Group and variants thereof, including the following: the words "Amoco" and "Standard," any items that include the words "Amoco" or "Standard," the BP Group torch and oval design, the letters "BP," any items that include the word "BP," the phrase "BP Oil," the BP Group shield or the BP Group Helios logo and/or variants thereof;

                  (l) all books, documents, records and files prepared in connection with or relating in any way to the transactions contemplated by this Agreement, including bids received from other parties and analyses relating in any way to the Purchased Assets, the Assumed Liabilities and the Refinery;

                  (m) all rights of Seller and other members of the BP Group under or pursuant to this Agreement and the other agreements and transactions contemplated hereby;

                  (n) any assets, properties and rights of Seller and/or other members of the BP Group not used exclusively in the operation of the Business as it is currently operated by Seller;

                  (o) employment records, including personnel records and medical records, relating to employees of the Business, and subject to
         Section 11, all rights of Seller and other members of the BP Group and any assets under employee benefit plans or trusts;

                  (p) the assets, property and property improvements, appurtenances, fixtures, equipment, goods and rights listed on Schedule 2(p) attached hereto;

                  (q) the rights and obligations of Seller and other members of the BP Group under any agreements, contracts, leases, licenses and similar instruments that do not relate exclusively to the Refinery or are not assignable by Seller, including those set forth on Schedule 2(q) attached hereto;

                  (r) any rights under or amounts payable from present or former insurance policies applicable to the Business; and

                  (s) all arrangements, contracts, agreements, understandings or commitments, whether written or oral by and among members of the BP Group, other than those listed on Schedule 2(s) attached hereto (it being understood that all such arrangements, contracts, agreements, understandings or commitments will be terminated on or prior to Closing).

         To the extent that any Excluded Assets remain located at the Business or any other owned or leased real property constituting part of the Purchased Assets after the Closing Date, Buyer shall grant to Seller and other members of the BP Group and their respective representatives reasonable access to such property from and after the Closing Date for a reasonable period of time not to exceed 180 days in order to permit Seller and such persons to review and remove such Excluded Assets and make any other appropriate arrangements with respect thereto. Seller agrees that it will consult with Buyer in advance of taking any such actions following the Closing Date with a view towards establishing a mutually agreeable plan for such review and removal so that these actions will not unreasonably interfere with the normal operation of the Business.

         3. DEPOSIT AND PURCHASE PRICE.

                  (a) Deposit. On the date hereof, Buyer shall pay to Seller (or Seller's designee) in immediately available funds, by wire transfer to an account designated by Seller, a non-refundable deposit against the Purchase Price of certain of the Purchased Assets (excluding the Real Property) in an amount equal to Fifteen Million Dollars ($15,000,000) (the "Deposit"). The Deposit shall be non-refundable in that it shall not be returned to Buyer under any circumstances, unless this Agreement shall be terminated by Buyer or by Seller, the Closing shall not have occurred and a Deposit Return Event has occurred in which event Seller shall transfer to Buyer, in immediately available funds by wire transfer to an account designated by Buyer, a cash amount equal to the Deposit plus interest thereon from the date on which the Deposit was received by Seller through and including the date on which such payment is made at a rate of 4% per annum. As used herein, the term "Deposit Return Event" means the occurrence of any of the following:

                           (i) between the date hereof and the Closing Date,
                  there shall have occurred any damage, destruction or other casualty losses with respect to the Purchased Assets that (A) cause the Purchased Assets to become unusable or inoperable and not capable of repair for a period of at least ninety (90) days or (B) individually or in the aggregate, have an estimated cost (as determined by Seller in good faith) to repair or replace of more than Forty-Three Million Dollars ($43,000,000.00), that has not been substantially repaired or rectified by Seller by the later of the Closing Date or within ninety (90) days after Seller becomes aware of the existence of such matter (provided, for the avoidance of doubt, that if Seller elects to repair or rectify any such damage, destruction or other casualty losses, Seller shall bear the cost of any such repair or replacement);

                           (ii) each of Buyer and Seller mutually agree that the
                  closing condition set forth in Sections 12(d) and 13(d) has become incapable of fulfillment and each of Buyer and Seller have complied with the obligations of Section 10(c)(i);

                           (iii) this Agreement is terminated pursuant to
                  Section 18(a)(i);

                           (iv) this Agreement is terminated by Buyer pursuant
                  to Section 18(a)(ii) (other than pursuant to Section 12(d) which is covered under Section 3(a)(ii) above); provided, however, that at the time of such termination, Buyer is not in material breach of its representations, warranties, covenants or agreements contained in this Agreement;

                           (v) this Agreement is terminated by Seller pursuant
                  to Section 18(a)(iv); provided, however, that at the time of such termination, Buyer is not in material breach of its representations, warranties, covenants or agreements contained in this Agreement; or

                           (vi) this Agreement is terminated by Buyer pursuant
                  to Section 18(a)(v); provided, however, that at the time of such termination, Buyer is not in material breach of its representations, warranties, covenants or agreements contained in this Agreement.

                  (b) Purchase Price. In consideration for the Purchased Assets, Buyer shall pay, transfer and undertake to Seller as follows (collectively, the "Purchase Price"):

                           (i) Buyer shall pay to Seller (or Seller's designee)
                  in cash:

                               (A)   a base price of Two Hundred Twenty-Two
                                     Million Dollars ($222,000,000),
                                     representing the value of the Purchased
                                     Assets (excluding the value of the
                                     Hydrocarbon Inventories) as of the Closing
                                     Date (the "Base Price"); plus

                               (B) an amount equal to the estimated market value of the Hydrocarbon Inventories, as of the Closing Date, as determined by Seller in accordance with Exhibit A attached hereto (provided that Seller shall deliver such estimated market value to Buyer at least two (2) business days prior to the Closing Date); minus

                               (C) an amount equal to any aggregate adjustment made in accordance with Section 10(c)(vii); minus

                               (D) an amount equal to any aggregate adjustment made in accordance with Section 10(c)(viii); and

                           (ii) Buyer shall assume and agree to pay and perform
                  and discharge when due the Assumed Liabilities.

                  For purposes of determining the market value of the Hydrocarbon Inventories, all Hydrocarbon Inventories which are located in storage tanks shall be valued as specified on Exhibit A based on the total contents thereof, regardless of whether above or below the off-take pipe, excluding only the bottom sediment and water (it being expressly understood by the parties hereto, however, that such bottom sediment and water shall constitute part of the Purchased Assets to be transferred to Buyer).

                  (c) Closing Date Payments. On the Closing Date, Buyer shall pay to Seller (or Seller's designee), in immediately available funds by wire transfer to an account designated by Seller, the total of (i) the amount equal to the Base Price plus (ii) the amount specified by
         Section 3(b)(i)(B) above, minus (iii) the amount specified in Section 3(b)(i)(C) above, minus (iv) the amount specified in Section 3(b)(i)(D) above, minus (v) an amount equal to the Deposit specified in Section 3(a) above (which amount shall already have been paid by Buyer to Seller upon the execution of this Agreement) plus interest thereon from the date on which the deposit was received by Seller through and including the Closing Date at a rate of 4% per annum.

                  (d) Post-Closing Adjustment. The Purchase Price shall be subject to adjustment based on the final market value of the Hydrocarbon Inventories as described in this Section 3(d). Within thirty (30) days following the Closing Date, the final market value of the Hydrocarbon Inventories as of the Closing Date shall be determined by Seller and Buyer in accordance with procedures specified in Exhibit
         A. If the final market value of the

          Hydrocarbon Inventories is greater than the estimated market value of the Hydrocarbon Inventories referenced in Section 3(b) above, Buyer shall pay to Seller an amount equal to such difference, and if the final market value of the Hydrocarbon Inventories is less than such estimated market value of the Inventories, Seller shall pay to Buyer an amount equal to such difference. In either case, such payment shall include interest from the Closing Date through and including the date the payment is made at a rate of 4% per annum, and such payment shall be made in immediately available funds within five (5) business days after the determination of the final market value of the Hydrocarbon Inventories.

         4. ASSUMPTION OF LIABILITIES.

                  (a) Assumed Liabilities. As of the Closing Date, Buyer shall, without any further action on the part of Buyer or Seller, assume and agree to pay, perform and discharge, and indemnify, defend and hold Seller and the other members of the BP Group harmless from, each of the following liabilities (collectively, the "Assumed Liabilities") (provided that the Assumed Liabilities shall not include the Excluded Liabilities):

                           (i) all obligations, responsibilities, liabilities,
                  costs and expenses of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, whether based in common law or statute or arising under written contract or otherwise, known or unknown, liquidated or unliquidated, real or potential, tangible or intangible, whether or not accrued, caused by, arising out of, incurred in connection with or relating in any way to the ownership of the Purchased Assets or the operation of the Business now existing or arising at any time prior to, on or after the Closing Date as heretofore, currently or hereafter conducted. Without limiting the generality of the foregoing in this subparagraph
                  (i), the Assumed Liabilities shall include all obligations, responsibilities, liabilities, costs and expenses of Seller and/or any other member of the BP Group caused by, arising out of, incurred in connection with or relating in any way to any of the following, prior to, on or after the Closing Date:

                               (A) the Business (including the Refinery, the Real Property, the Inventories, the Terminal Assets, the Product Pipelines and the Personal Property);

                               (B)   all of the agreements, contracts,
                                     collective bargaining agreements, leases, permits or similar instruments, including easements, rights-of-way, the Product Pipeline Agreements and other rights of access, constituting part of the Purchased Assets;

                               (C)   the Permits;

                               (D)   except with respect to Hydrocarbon
                                     Inventories, all accounts payable and
                                     accrued liabilities relating to goods
                                     and/or services provided to the Business on or after the Closing Date;

                               (E) the Transferred Employees to the extent provided in Section 11;

                               (F)   all actions, grievances, arbitrations,
                                     suits, liabilities, obligations,
                                     proceedings and investigations of, relating to or arising out of the business or operations of the Business or any of the Purchased Assets, including those asserted under, relating to, arising out of or incurred in connection with Health, Safety and Environmental Laws; and

                           (ii) subject to any rights to indemnification Buyer
                  may have pursuant to Section 15, all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with or relating in any way to the ownership of the Purchased Assets or the operation of the Business under, relating to or otherwise required or incurred to achieve or maintain compliance with Health, Safety and Environmental Laws, as the same are in effect from time to time, irrespective of whether the events or conditions giving rise to such liabilities occurred prior to, on or after the Closing Date, including (A) any and all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with or relating in any way to the existence of asbestos and lead-based paint at, on or within the Business or the Purchased Assets, including any incidental contamination resulting therefrom (collectively, the "Asbestos-Related Liabilities"), (B) any and all obligations, responsibilities, liabilities, compliance costs and expenses (whether presently realized or projected) caused by, arising from, incurred in connection with or otherwise relating in any way to the matters disclosed in that certain URS report dated March 21, 2001, a copy of which previously has been provided to Buyer, the Confidential Information Memorandum or in any of the health, safety and environmental records or reports of the Business previously provided to Buyer (collectively, the "Disclosed Environmental Liabilities"), (C) any and all obligations, responsibilities, liabilities, compliance costs and expenses relating to governmental requirements, including mandated clean-up, fines and penalties, and (D) any and all obligations, responsibilities, liabilities, compliance costs and expenses incurred in connection with, arising as a result of or otherwise required to comply with those terms and conditions of the Project Sunshine Consent Decree. As used in this Agreement, "Project Sunshine Consent Decree" means that certain consent decree among the United States of America (including certain intervening state and local governments), BP Exploration and Oil Co., Amoco Oil Company and Atlantic

                  Richfield Company, in Civil No. 2:96CV095 RL (N.D. IN), as the same may be amended, supplemented or revised from time to time.

                           As used in this Agreement, "Health, Safety and
                  Environmental Laws" means any and all past, present or future local, state, and federal laws, principles of common law, statutes, ordinances, regulations, rules, orders, permits, standards or requirements (including consent decrees, judicial decisions, judgments, injunctions and administrative orders issued or approved thereunder), together with all related amendments and implementing regulations and all common law, pertaining to or regulating pollution, environmental protection, health and safety of persons, pipeline safety, natural resource damages, conservation of resources, wildlife, waste management, the use, storage, generation, production, treatment, emission, discharge, remediation, removal, disposal or transport or any other activity related to a toxic or hazardous substance, waste or material (including crude petroleum and its fractions or derivatives thereof), or any other environmental matter, including: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et. seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et. seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 3009(f) et. seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et. seq.; and the Hazardous Liquid Pipeline Safety Act, as amended, 49 U.S.C. Section 60101 et. seq.

                      Buyer's obligations under this Section 4(a) shall not be subject to offset or reduction by reason of any actual or alleged breach by Seller of any representation, warranty or covenant contained in this Agreement or any agreement or document delivered in connection herewith or any right or alleged right to indemnification hereunder.

                  (b) Excluded Liabilities. The liabilities and obligations of Seller and other members of the BP Group transferred to Buyer shall not include the following (collectively, the "Excluded Liabilities"):

                           (i) any liability or obligation for Taxes (including
                  deficiencies, interest and penalties relating thereto) accruing to or for any period ending on or prior to the Closing Date, except to the extent provided otherwise in
                  Section 16;

                           (ii) any liability or obligation for any expenses
                  incurred in connection with the transactions contemplated by this Agreement;

                           (iii) any brokerage or finder's fees payable by
                  Seller or any other member of the BP Group in connection with the transactions contemplated by this Agreement;

                           (iv) any liability or obligation accruing prior to
                  the Closing Date for real property taxes and charges as prorated in accordance with Section 16(b);

                           (v) any liability or obligation with respect to any
                  accounts payable and exchange balances owed to a third party, in each case determined in accordance with generally accepted accounting principles as in effect in the United States at the Closing Date (notwithstanding anything to the contrary contained in this Agreement, all accounts payable with respect to any Inventories shall be Excluded Liabilities);

                           (vi) any liability or obligation in respect of
                  indebtedness for borrowed money;

                           (vii) except as otherwise expressly provided in this
                  Agreement, all liabilities or obligations relating to any litigation, threatened litigation or claims against Seller or any other member of the BP Group to the extent attributable solely to periods ending prior to the Closing Date, including those set forth on Schedule 6(k) attached hereto; provided, that Buyer shall provide Seller with reasonable access to (and permission to take copies of) all records and reasonable access to all relevant personnel of the Business in connection with the defense of any such claims in accordance with the provisions of Section 17 hereof;

                           (viii) to the extent attributable solely to periods
                  ending prior to the Closing Date, all liabilities or obligations with respect to third party personal injury or wrongful death claims, including those arising under Environmental, Health and Safety Laws, relating to the pre-Closing operation of the Business; provided, that (i) this clause shall not be deemed to include any liability or obligation for property damage and (ii) Buyer shall provide Seller with reasonable access to (and permission to take copies of) all records and reasonable access to all relevant personnel of the Business in connection with the defense of any such claims in accordance with the provisions of Section 17 hereof;

                           (ix) all liabilities or obligations relating to any
                  violations by Seller or other members of the BP Group of antitrust laws prior to the Closing Date;

                           (x) all liabilities or obligations arising under
                  Environmental, Health and Safety Laws with respect to the disposal prior to the Closing Date by Seller or any member of the BP Group (or by a third-party at the express direction of Seller of any member of the BP Group) at any location other than the Purchased Assets of hazardous materials generated as a result of or in connection with the operation of the Business (the "Offsite Environmental Liabilities");

                           (xi) any responsibility for the payment of any
                  criminal sanctions against Seller or other members of the BP Group imposed at any time arising from the operation of the Purchased Assets prior to the Closing Date; provided that Buyer shall provide Seller with reasonable access to (and permission to take copies of) all records and reasonable access to all relevant personnel of the Business in connection with the defense of any such claims in accordance with Section 17 hereof; and

                           (xii) any liability or obligation related to an
                  Excluded Asset.

         5. CLOSING.

                  (a) Subject to the parties' satisfaction or waiver of the conditions precedent set forth in Sections 12 and 13, the closing and consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Central Time, at the offices of Kirkland & Ellis at 200 East Randolph Drive, Chicago, Illinois, on a business day which is not later than five (5) business days after the expiration of the waiting period, or any extension thereof (without challenge), provided for in the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "H-S-R Act"), if a filing is required. The date of the Closing is referred to herein as the "Closing Date."

                  (b) On the Closing Date, Seller shall deliver to Buyer the following:

                           (i) duly-executed limited or special warranty deeds
                  for the Real Property, substantially in the form of Exhibit C attached hereto, conveying fee simple title to such Real Property subject to the Permitted Liens;

                           (ii) appropriately executed instruments of sale,
                  assignment, transfer and conveyance evidencing and effecting the sale and transfer to Buyer of the Purchased Assets (it being expressly understood by the parties hereto, however, that such instruments shall not require Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement);

                           (iii) a certified copy of the resolution(s) adopted
                  by the Board of Directors of Seller authorizing the transactions contemplated by this Agreement and authorizing specified individuals to act on behalf of Seller in connection therewith;

                           (iv) an incumbency certificate, duly executed by an
                  authorized officer of Seller attesting to the due appointment and authorization of individuals signing this

                  Agreement on behalf of Seller, any agreement contemplated hereby or any agreement related to the transactions contemplated hereby;

                           (v) a current certificate of BP's good standing in
                  Indiana and Amoco's good standing in Maryland, and BP's qualification to do business and good standing in North Dakota and Amoco's qualification to do business and good standing in North Dakota and Minnesota; and

                           (vi) the affidavit referred to in Section 1445(b)(2)
                  of the Internal Revenue Code of 1986, as amended, (the "Code") in customary form.

                  (c) On the Closing Date, Buyer shall deliver to Seller the following:

                           (i) the payments specified in Section 3(c) hereof;

                           (ii) instruments of assumption evidencing and
                  effecting the assumption by Buyer of the Assumed Liabilities and such other documents as are required by this Agreement;

                           (iii) a certified copy of the resolution(s) adopted
                  by the Board of Directors of Buyer or its affiliates, as appropriate, authorizing the transactions contemplated by this Agreement and authorizing specified individuals to act on behalf of Buyer herewith;

                           (iv) an incumbency certificate, duly executed by an
                  authorized officer of Buyer attesting to the due appointment and authorization of individuals signing this Agreement on behalf of Buyer, any agreement contemplated hereby or any agreement related to the transactions contemplated hereby;

                           (v) a current certificate of Buyer's good standing in
                  the state of its incorporation and its qualification, or the qualification of its wholly-owned subsidiary to which Buyer directs that Seller convey the Purchased Assets, to do business and good standing in North Dakota and Minnesota;

                           (vi) a modification to the Project Sunshine Consent
                  Decree, in a form satisfactory to Seller and the United States of America, duly executed by an authorized officer of Buyer (provided that such modification shall be for the purpose of making Buyer a party thereto and shall not result in any substantive changes in the obligations that Buyer is assuming as compared to the obligations contained in the Project Sunshine Consent Decree relating to the Purchased Assets as of the Closing Date); and

                           (vii) evidence, in a form satisfactory to Seller, of
                  Buyer's acceptance of the CBA (as defined in Section 11(k)).

                  (d) On the Closing Date, Buyer and Seller shall each deliver duly executed counterparts by the appropriate parties of the following:

                           (i) the Technology Agreement substantially in the
                  form of Exhibit B;

                           (ii) subject to Section 10(c)(iii), the Transition
                  Services Agreement substantially in the form of Exhibit D attached hereto;

                           (iii) a Product Offtake Agreement substantially in
                  the form of Exhibit E attached hereto; and

                           (iv) a Throughput Agreement substantially in the form
                  of Exhibit F attached hereto.

                  (e) All of the transactions identified in this Section 5 shall occur simultaneously, and none shall be deemed completed until all are completed. Unless otherwise expressly provided for herein, all transfers of assets and liabilities, as well as all other actions related to the Closing, shall be deemed to have occurred at 12:01 a.m., Central Time, on the Closing Date.

         6. SELLER'S REPRESENTATIONS AND WARRANTIES. Subject to the exceptions, disclaimers and other matters set forth in this Section 6 and in Section 8 below, the matters set forth on the Schedules to this Agreement and any other written disclosures made to Buyer at any time prior to the Closing Date, Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date (except with respect to those representations and warranties that speak as to a particular date or time, which need only be true and correct as of such date or time) as set forth below. For purposes of this Agreement, "knowledge," when used in the phrase "Seller's knowledge" in this Agreement means, and shall be limited to, the actual knowledge (without independent investigation) of the manager of the Refinery and the individuals acting as his or her direct reports as of the date of this Agreement. Buyer understands that none of such individuals is making any representations or warranties to Buyer and that such individuals shall have no liability to Buyer in connection with the matters covered in this Section 6.

                  (a) Organization and Good Standing. BP is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Amoco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

                  (b) Authority. Seller has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and this Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as such enforceability is limited by general principles of equity and applicable provisions of bankruptcy, insolvency, moratorium, reorganization or similar laws.

                  (c) Consents. Other than with respect to (i) the H-S-R Act,
         (ii) obtaining the consents required in connection with certain agreements, contracts, licenses, leases, easements, rights-of-way and permits and (iii) Buyer's execution of a modification to the Project Sunshine Consent Decree and the filing thereof with the U.S. District Court upon Closing, in accordance with the terms and conditions of paragraph six of the Project Sunshine Consent Decree, no consent, approval of or by, or filing with or notice to any other individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or agency, unit or instrumentality thereof (a "Person") is required with respect to Seller in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions provided for hereby, except where the failure to obtain such consent or approval, make such filing or give such notice would not have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller.

                  (d) No Breach. Subject to obtaining the consents required in connection with certain agreements, contracts, licenses, leases, easements, rights-of-way and permits and except for such matters as would not have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance by Seller with any of the provisions hereof does not and will not (i) violate or conflict with, or result in a breach of, any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon the Purchased Assets under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Seller or under any material agreement, instrument or obligation to which Seller is a party, or by which the Purchased Assets are otherwise bound, or (ii) violate any order, injunction, judgment, decree or award, federal, state, local or foreign law, ordinance, statute, rule or regulation.

                  (e) Real Property.

                           (i) Title to the Real Property is owned in fee by
                  Seller and, when transferred to Buyer, shall be good and marketable, free and clear of all liens and encumbrances, except for: (A) such items as are set forth on Schedule 6(e)(i)
                  attached hereto or the other Schedules attached hereto; (B) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipments leases with third parties entered into in the ordinary course of business, liens for taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty or which are being contested in good faith and liens relating to environmental or safety conditions; (C) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances do not, individually or in the aggregate, materially adversely impair the continued use and operation of the assets to which they relate in the operation of the Business as currently conducted by Seller; (D) easements, covenants, conditions, rights-of-way, minor title exceptions and other similar restrictions; (E) any conditions that would be shown on an accurate survey or upon a personal inspection of the Real Property; (F) existing leases, licenses and similar agreements; (G) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions; (H) the rights of the owners of outstanding oil, gas and mineral interests and/or their lessees, to explore for, drill, produce and develop said oil, gas and minerals owned by them in, on and under said lands, together with the right to use as much of the surface of said lands as is reasonably necessary to exercise their rights to explore for and extract said oil, gas and minerals from said lands; (I) the exposure restrictions contained in the deeds attached hereto as Exhibit C; and (J) acts done or suffered to be done by, and judgments against, Buyer and those claiming by, through or under Buyer (collectively, (A) through (J) are referred to herein as the "Permitted Liens").

                           (ii) Subject to the Disclosed Environmental
                  Liabilities, to Seller's knowledge, all water, sewer, gas, steam, electric, telephone and drainage facilities and all other utilities necessary for the operation of the Business as it is currently operated by Seller are adequately available to service the Real Property.

                           (iii) To Seller's knowledge, the Real Property has
                  access to a public street adjoining the Real Property, and such access is not dependent on any land or other real property interest which is not included in the Real Property.

                           (iv) There are no Permitted Liens that would have a
                  material adverse effect on the Business, taken as a whole, as it is currently operated by Seller.

                  (f) Brokers. Seller has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions, finder's fees or similar compensation with respect to this Agreement or the transactions contemplated hereby, except pursuant to an agreement with Rothschild Inc., for which Seller or another member of the BP Group will be solely responsible.

                  (g) Machinery and Equipment. Other than with respect to items leased from third parties, Seller has, and as of the Closing Buyer will have, valid title to all major items of machinery and equipment included in the Purchased Assets free and clear of all liens and encumbrances, except for Permitted Liens.

                  (h) Compliance With Laws. To Seller's knowledge, other than with respect to Health, Safety and Environmental Laws (which are addressed in Section 7), the Purchased Assets are in compliance in all material respects with all laws, governmental regulations, orders and decrees, as they are currently enforced with respect to the operation of the Business by Seller, except for violations, non-compliance or other matters, if any, which would not have a material adverse effect on the operation of the Business, taken as a whole, as it is currently operated by Seller.

                  (i) Permits. Seller possesses all Permits, licenses and governmental approvals necessary for the operation of the Business, taken as a whole, as it is currently operated by Seller, except (i) for Environmental Permits (which are addressed in Section 7) and (ii) for such Permits, licenses and other governmental approvals the failure to possess would not, individually or in the aggregate, have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller.

                  (j) Intellectual Property.

                           (i) BP-Group-Owned Process Technology. Seller or
                  another member of the BP Group has the right to use, and to license to Buyer pursuant to the Technology Agreement, the material BP Group-owned process technology that is used in and necessary for the operation of the Business as it is currently operated by Seller, except for any technology which would not have a material adverse effect on the operation of the Business, taken as a whole, as it is currently operated by Seller.

                           (ii) Non-BP Group-Owned Process Technology. Schedule
                  1(l) attached hereto contains a true, correct and complete list of all material process technology (which does not include software and related intellectual property matters) not owned by the BP Group that is used in and necessary for the operation of the Business as it is currently operated by Seller. To Seller's knowledge, Seller has not received any notices of, and is not aware of any facts that indicate a likelihood of, any infringement by Seller of any of such non-BP Group-owned process technology rights due to the operation of the Business as it is currently operated by Seller.

                  (k) Actions and Proceedings. Except for such matters as would not have a material adverse effect on the operation of the Business, taken as a whole, as it is currently operated by Seller, and except as set forth on the Schedules attached hereto:

                           (i) there is no action, suit, arbitration proceeding
                  or claim pending, or , to Seller's knowledge, threatened against Seller and/or any other member of the BP Group involving or affecting the Purchased Assets, and, other than Permitted Liens, except as set forth in Section 7, there are no decrees, injunctions, liens, orders or judgments of or with any court or governmental department or agency outstanding against Seller and/or any other member of the BP Group relating to or affecting the Purchased Assets;

                           (ii) no action, suit, arbitration or regulatory
                  proceeding is pending or, to Seller's knowledge, threatened seeking to restrain or prohibit this Agreement or any agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement or the transactions contemplated hereby; and

                           (iii) there is no pending or, to Seller's knowledge,
                  threatened condemnation or other governmental taking of any of the Real Property included in the Purchased Assets.

                  (l) Collective Bargaining Agreements. Schedule 6(l) attached hereto sets forth each collective bargaining agreement, contract extension agreement, memorandum of agreement and letter of understanding by or to which any of the Union Employees (as defined in Section 11(a)) is covered or subject.

                  (m) Assets. Except for (i) assets disposed of in the ordinary course of business subsequent to the date hereof, (ii) Excluded Assets,
         (iii) pipeline rights of way, permits, licenses and other property rights, and (iv) assets set forth on Schedule 6(m), the Purchased Assets and the assets, properties and rights provided to Buyer pursuant to this Agreement and the other agreements contemplated hereby, include all material assets, other than the intellectual property assets and leases and licenses and other contracts that are not transferable, and which are reasonably required to operate the Business immediately following the Closing Date substantially in the manner in which the Business is currently conducted by Seller, except for such assets the failure of which to include would not individually or in the aggregate, have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller.

                  (n) Tangible Assets. The Purchased Assets, excluding all rights-of-way, permits, licenses, leases and other rights of access relating to the Product Pipelines, are free from material defects, have been maintained substantially in accordance with normal industry practice, and are in substantially good operating condition and repair for their age (taking account of their nature, normal wear and tear and continued repair and replacement in accordance with Seller's past practice).

         7. ENVIRONMENTAL MATTERS.

                  (a) Environmental Representations and Warranties. Subject to the exceptions, disclaimers and other matters set forth in Section 6 above and Section 8 below, the matters set forth on the Schedules attached hereto, the Disclosed Environmental Liabilities and any other written disclosures made to Buyer at any time prior to the Closing Date, to Seller's knowledge, as of the date hereof and as of the Closing Date:

                           (i) all Environmental Permits necessary for the
                  operation of the Business as it is currently operated by Seller have been obtained and are in effect and, where applicable, applications for renewal thereof have been timely filed, except where the failure to obtain such Environmental Permits or have them in effect or file for such renewals would not, individually or in the aggregate, have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller;

                           (ii) all environmental control equipment necessary
                  for the operation of the Business as it is currently operated by Seller is in substantial compliance with Health, Safety and Environmental Laws, as they are currently enforced with respect to the operation of the Business by Seller, is installed at the Business, and such equipment is operating in a manner sufficient to achieve and maintain such compliance under normal operating conditions, except where the failure to be in such compliance would not have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller; and

                           (iii) there are no existing or known violations of
                  Health, Safety and Environmental Laws, as they are currently enforced with respect to the operation of the Business by Seller, which, individually or in the aggregate, would have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller.

                  (b) Limitation. The representations and warranties set forth in this Section 7 represent the sole and exclusive representations and warranties of Seller with respect to health, safety or environmental matters, including any matters arising under or relating to Health, Safety and Environmental Laws.

         8. DISCLAIMERS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE INSTRUMENTS, DOCUMENTS AND AGREEMENTS REFERRED TO HEREIN OR EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY:

                  (a) NEITHER SELLER NOR ANY OTHER MEMBER OF THE BP GROUP MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO ITSELF, THE BUSINESS, THE REFINERY, THE PURCHASED ASSETS, THE

         ASSUMED LIABILITIES OR ANY PORTION THEREOF, AND SELLER AND THE OTHER MEMBERS OF THE BP GROUP EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ORDINARY PURPOSE OR ANY REPRESENTATION OR WARRANTY AS TO VALUE;

                  (b) THE PURCHASED ASSETS, INCLUDING THE BUSINESS AND ANY OTHER ASSETS TRANSFERRED TO BUYER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE BEING TRANSFERRED "AS IS, WHERE IS"AND "WITH ALL FAULTS" AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF;

                  (c) NEITHER SELLER NOR ANY OTHER MEMBER OF THE BP GROUP MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONDITION OF THE BUSINESS, INCLUDING ANY OF THE PURCHASED ASSETS, THE MERCHANTABILITY OF THE BUSINESS, INCLUDING THE PURCHASED ASSETS, THE FITNESS OF ANY ASSETS FOR ANY PURPOSE OR THE ASSIGNABILITY, COMPLETENESS OR CONTIGUITY OF PIPELINE RIGHTS OF WAY, PERMITS, LICENSES AND OTHER PROPERTY RIGHTS, AND SELLER AND THE OTHER MEMBERS OF THE BP GROUP EXPRESSLY DISCLAIM ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE;

                  (d) BUYER EXPRESSLY ACKNOWLEDGES THAT NONE OF SELLER, ANY OTHER MEMBER OF THE BP GROUP OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE BUSINESS, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE SCHEDULES HERETO, AND BUYER FURTHER AGREES THAT NONE OF SELLER, ANY OTHER MEMBER OF THE BP GROUP OR ANY OTHER PERSON SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER'S USE OF, ANY SUCH INFORMATION, INCLUDING THE CONFIDENTIAL INFORMATION MEMORANDUM, DATED AS OF FEBRUARY 2001 (THE "OFFERING MEMORANDUM"), AND ANY INFORMATION, DOCUMENT OR MATERIAL MADE AVAILABLE TO BUYER IN CERTAIN "DATA ROOMS," MANAGEMENT PRESENTATIONS OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; AND

                  (e) BUYER EXPRESSLY ACKNOWLEDGES THE DISCLAIMERS OF SELLER AND THE OTHER MEMBERS OF THE BP GROUP, INCLUDING (I) THOSE SET FORTH IN SECTIONS 8(a), 8(b), 8(c) AND 8(d) ABOVE AND (II) THAT THERE ARE UNCERTAINTIES INHERENT IN ANY ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS PROVIDED BY SELLER AND OTHER MEMBERS OF THE BP GROUP TO BUYER, INCLUDING ANY SUCH INFORMATION CONTAINED IN THE OFFERING MEMORANDUM, THAT BUYER IS AWARE OF AND FAMILIAR WITH SUCH UNCERTAINTIES AND THAT BUYER TAKES FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ANY SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS) IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ACCORDINGLY, NEITHER SELLER NOR ANY OTHER MEMBER OF THE BP GROUP MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS). BUYER ACKNOWLEDGES THAT IT HAS HAD SUFFICIENT OPPORTUNITY TO MAKE WHATEVER INVESTIGATION IT HAS DEEMED NECESSARY AND ADVISABLE FOR PURPOSES OF DETERMINING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT.

         9. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (except with respect to those representations and warranties that speak as to a particular date or time, which need only be true and correct as of such date or time) as set forth below:

                  (a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authority of Buyer. Buyer has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and this Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability is limited by general principles of equity and applicable provisions of bankruptcy, insolvency, moratorium, reorganization or similar laws.

                  (c) Consents. Other than with respect to the H-S-R Act, no consent, approval of or by, or filing with or notice to any other Persons is required with respect to Buyer in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions provided for hereby.

                  (d) No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance by Buyer with any of the provisions hereof does not and will not: (i) violate or conflict with, or result in a breach of, any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws or other organizational documents of Buyer or under any material agreement, instrument or obligation to which Buyer is a party or (ii) violate any order, injunction, judgment, decree or award, federal, state, local or foreign law, ordinance, statute, rule or regulation.

                  (e) Litigation. No action, suit, arbitration or regulatory proceeding is pending or, to Buyer's knowledge, threatened seeking to restrain or prohibit this Agreement, or any agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement or the transactions contemplated hereby.

                  (f) Brokers. Buyer has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions, finders' fees or similar compensation with respect to this Agreement or the transactions contemplated hereby, except pursuant to an arrangement with Lehman Brothers Inc., for which Buyer is solely responsible.

                  (g) Availability of Funds. Buyer has cash available to enable it to consummate the transactions contemplated by this Agreement, to operate the Business for the reasonably foreseeable future and to meet the Business's financial obligations as such are presently known or reasonably anticipated.

                  (h) No Knowledge of Misrepresentations or Omissions. Buyer has no knowledge that any representation or warranty of Seller in this Agreement or any agreement contemplated hereby is not true and correct in all material respects, and Buyer has no knowledge of any material errors in, or material omissions from, the Schedules to this Agreement or the schedules, exhibits or attachments to any agreement contemplated hereby.

         10. COVENANTS.

                  (a) Covenants of Seller. Seller covenants and agrees as follows:

                           (i) Access and Information. Subject to the provisions
                  of the letter agreement between Buyer and Seller with respect to confidentiality dated on or about December 12, 2000 (the "Confidentiality Agreement") and upon reasonable notice,

                  Seller shall grant, or cause to be granted to, Buyer access during normal business hours throughout the period between the date of this Agreement and the Closing Date to the Business and the books and records and other information relating to the operations of the Business. During this period, Seller shall use all commercially reasonable efforts to furnish, or cause to be furnished to, Buyer and its representatives all data and information concerning the Business (the "Data") and concerning operations of the Business which may reasonably be requested by Buyer and shall use all commercially reasonable efforts to make available, or cause to be made available, such personnel of Seller as may reasonably be requested for the furnishing of such Data. During this period, Buyer shall not contact or communicate with any employees, customers, suppliers or distributors of the Business without Seller's prior written consent. Buyer shall indemnify and hold Seller and its affiliates harmless against any and all Losses suffered in connection with the exercise of Buyer's rights under this Section 10(a)(i). Notwithstanding any provision in this Agreement to the contrary, Buyer's obligations under this
                  Section 10(a)(i) shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby.

                           (ii) Conduct of Business. Except as provided on the
                  Schedules attached hereto, Seller shall: operate the Business in the ordinary course of business consistent with past practice or as described in the Offering Memorandum; use commercially reasonable efforts to maintain satisfactory relationships with employees, suppliers, distributors, customers, collective bargaining units and others having business relationships with the Business; use commercially reasonable efforts to maintain the Purchased Assets in reasonably good operating condition, normal wear and tear excepted; maintain its inventory of supplies, parts and other materials and inventories and keep its books of account records and files, in each case in the ordinary course of business consistent with past practice; refrain from (A) amending, modifying, waiving any rights under or terminating (or allowing to terminate) any material contract, except in the ordinary course of business, (B) disposing of, encumbering, selling or otherwise transferring any of the material assets constituting Purchased Assets or other rights of the Business, except sales of inventory in the ordinary course of business, (C) commencing any new capital projects or making any additional commitments for capital expenditures relating to the Business in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, except in connection with certain scheduled turnarounds, and except as reasonably required to comply with the Project Sunshine Consent Decree or
                  (D) granting or agreeing to grant any bonus to any employees of the Business, except for any bonus approved prior to the date hereof or made in the ordinary course of business, or enter into any contract of employment involving aggregate annual salary in excess of Two Hundred Thousand Dollars ($200,000), collective bargaining agreement or other labor contract with respect to any such employees outside the ordinary course of business; provided that

                  Seller may take any action to which Buyer consents (which consent shall not be unreasonably withheld taking account of Buyer's and Seller's commercial objectives with respect to the Purchased Assets).

                           (iii) Schedules.

                                 (A) Prior to the Closing Date, Seller shall notify Buyer of additions or changes to the Schedules to this Agreement required to reflect events since the date of this Agreement or facts discovered by Seller after the date hereof, so as to cause Seller's representations and warranties contained herein (other than any which speak as to a particular date) to be true and correct in all material respects as of the Closing Date. Notices given by Seller pursuant to this Section 10(a)(iii) will be deemed to have amended the Schedules, to have qualified the representations and warranties contained in Sections 6 and 7, and to have corrected any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the fact, circumstance, event or development (with the result that no misrepresentation or breach shall be deemed to have occurred), in each case to the extent of the disclosure contained in such notice, including for purposes of Section 12(b).

                                 (B) If such additions or changes would have a material adverse effect on the Business, taken as a whole, as it is currently operated by Seller, the parties shall negotiate in good faith to determine a reasonable adjustment to the Purchase Price to fully reflect any Losses actually incurred by Buyer resulting from such matters. For purposes of this
                                       Section 10(a)(iii) only, such additions
                                       or changes shall be deemed to have a
                                       material adverse effect on the Business
                                       only if such adverse effect exceeds Ten
                                       Million Dollars ($10,000,000).

                                 (C) In the event that the parties hereto are unable to agree upon an adjustment to the Purchase Price prior to the Closing Date, each party agrees that the Closing will take place without delay as set forth in this Agreement and the Buyer shall pay the full purchase price. The Parties further agree, upon the demand of any party, to submit the need for, and size of, any adjustment to the Purchase Price to binding arbitration. A party desiring to submit to arbitration any such matter shall furnish its demand for arbitration in writing to the other party within a ten
                                       (10) day period commencing on the
                                       Closing Date. The arbitration shall be
                                       conducted before three (3) arbitrators
                                       who are experienced in matters
                                       pertaining to the oil refining industry.
                                       The arbitrators shall not be a past or
                                       present officer, director or employee of any party or any of its affiliates. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Should the arbitrators render a decision in favor of the Buyer for an adjustment in the Purchase Price, Seller shall pay to Buyer such amount plus interest from the Closing Date through and including the date payment is made at a rate of 4% per annum.

                           (iv) Confidentiality. After the Closing, Seller shall
                  maintain the confidentiality of all information, documents and materials relating exclusively to the Business, including all such materials which remain in the possession of Seller, except to the extent that disclosure of any such information is requested or required by law (by oral questions, interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar legal process) or legal or administrative process or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement. The provisions of this Section 10(a)(iv) shall not apply to any information, documents or materials which are in the public domain or shall come into public domain, other than by reason of a breach by the Seller of its obligations hereunder. Furthermore, notwithstanding the foregoing, Seller shall be permitted to disclose any confidential information (i) to any other member of the BP Group or (ii) as required to operate Seller's ongoing business, provided such member shall comply with the terms of this Section 10(a)(iv).

                           (v) Sale of North Dakota Core Pipeline Interest.

                               (A)   The owner of the assets (the "Pipeline
                                     Assets") to be conveyed by the Asset
                                     Purchase Agreement by and between Buyer and Seller dated July 16, 2001 relating to the purchase and sale of the North Dakota Pipeline Interest and Related Assets (the "Pipeline Purchase Agreement"), whether such owner is Seller or any third party (such third party, the "Third Party Buyer"), shall continue to operate the Pipeline Interest (as defined in the Pipeline Purchase Agreement) in a manner substantially similar to the manner such Pipeline Interest is currently operated by the BP Group, including operating trunklines in the same flow direction and transporting, at a minimum, the same types of crude oil, and shall use all of the Pipeline Assets to transport substantially the same number of barrels of crude per day, subject to adjustment downward in the event of a reduction in the availability of field production to the Refinery; provided, however, that such obligations shall not survive the seventh anniversary of the Closing Date.

                               (B) The owner of the Pipeline Assets, whether such owner is Seller or any Third Party Buyer, shall not take any action to initiate or in any way support any increase in the tariff rate for use of the Pipeline Assets prior to the seventh anniversary of the Closing Date.

                               (C) If Buyer does not purchase the Pipeline Assets and Seller executes a definitive agreement to sell the Pipeline Assets to a Third Party Buyer, Seller shall require the Third Party Buyer to agree in writing for the benefit of Buyer to the provisions of this Section 10(a)(v).

                               (D) Notwithstanding any other provision of this Agreement (including Section 15(i)), any claim by the Buyer Indemnified Party for indemnity arising under this Section 10(a)(v) shall be brought within two (2) years after the expiration of Seller's obligations under this Section 10(a)(v).
                                     A claim shall be deemed to have been
                                     brought only upon delivery of a proper
                                     Indemnification Notice to the other party at the notice address set forth in
                                     Section 20. Any claim required to be made within the time period set forth in this
                                     Section 10(a)(v) not so timely made shall be forever barred.

                  (b) Covenants of Buyer. Buyer covenants and agrees as follows:

                           (i) Confidentiality.

                               (A) Buyer acknowledges that all information provided to any of it and its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives by Seller and other members of the BP Group and their respective directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives is subject to the terms of the Confidentiality

                                     Agreement, the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate only with respect to information provided to any of Buyer and its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives that relates solely to the Business, the Purchased Assets and the Assumed Liabilities; provided that Buyer acknowledges that any and all information provided or made available to any of it and its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives by or on behalf of Seller (other than information relating solely to the Purchased Assets and the Assumed Liabilities) shall remain subject to the terms and conditions of the Confidentiality Agreement on and after the Closing Date.

                               (B)   Buyer agrees that, from and after the
                                     Closing Date, Buyer shall, and shall cause its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives to, keep the Seller Information confidential following the Closing Date, except to the extent that disclosure of any such Seller Information is requested or required by law (by oral questions, interrogatories, requests for information or other documentation in legal proceedings, subpoena, civil investigative demand or any other similar legal process) or legal or administrative process or authorized by Seller or reasonably occurs in connection with disputes over the terms of this Agreement. The provisions of this
                                     Section 10(b)(i)(B) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of a breach by Buyer of its obligations hereunder or under the Confidentiality Agreement. Furthermore, notwithstanding the foregoing, Buyer shall be permitted to disclose the Seller Information to any of its affiliates, provided such affiliate shall comply with the terms of this Section 10(b)(i)(B). In connection with the Transferred Employees, Buyer shall use commercially reasonable efforts, at Seller's request and at Buyer's expense, to enforce existing confidentiality agreements and rights requiring employees to keep trade secrets confidential. For purposes of this Agreement, "Seller Information" shall mean all information concerning Seller and/or any other member of the BP Group, other than information that relates exclusively to the Business, the
                                     Purchased Assets and the Assumed
                                     Liabilities and other than any such
                                     information that is available to the
                                     public on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this
                                     Section 10(b)(i).

                           (ii) Notification. From the date hereof through and
                  including the Closing Date, Buyer shall promptly notify Seller if Buyer obtains knowledge that any representation or warranty of Seller in this Agreement or any agreement contemplated hereby or information set forth in the Schedules hereto is not true and correct in all material respects, or if Buyer obtains knowledge of any material errors in, or omissions from, the Schedules to this Agreement.

                           (iii) Litigation. With respect to all litigation and
                  other matters set forth on the Schedules attached hereto and any other matters that constitute Excluded Liabilities and for so long as Seller is contesting or defending such matter, Buyer shall cooperate in all respects with Seller and other members of the BP Group and their respective counsel in their efforts to conduct or resolve such litigation, including by making available to them such documents and witnesses as may be deemed necessary or useful therefor in Seller's sole but reasonable discretion. With respect to any dispute or litigation involving any terminated Employee seeking reinstatement, Buyer shall take such actions as are necessary for Seller to comply with the terms of any judgment, decision or order of any proper authority issued in connection with such dispute or litigation (including by offering to employ such former Employee) and shall treat any former Employee who is ordered to be reinstated as a Transferred Employee for all purposes hereunder.

                           (iv) Title Policies. Buyer may procure, and shall pay
                  the cost of the premium for commitments or policies from title insurance companies to provide owner's title insurance policies with respect to the portions of the Purchased Assets constituting real property, provided, however, that Buyer's ability or inability to obtain title insurance (and without regard to (i) any exceptions contained therein and (ii) any title insurance premium Buyer is required to pay in order to obtain such title insurance) on such real property for any reason shall not cause there to be an adjustment to the Purchase Price and shall not cause the Closing of the transactions contemplated by this Agreement to be delayed.

                           (v) Removal of Seller Marks. Buyer agrees that,
                  within three (3) months after the Closing Date, Buyer shall
                  (i) remove, obliterate, cover or replace, as appropriate, all signs, billboards, containers, drums, advertisements or other media containing any service marks, trade names, trade dress or other indicia of origin of

                  Seller or any member of the BP Group, including the words "Amoco" and "Standard," any items that include the words "Amoco" or "Standard," the BP Group torch and oval design, the letters "BP," any items that include the word "BP," the phrase "BP Oil," the BP Group shield or the BP Group Helios logo or variants thereof located on or appurtenant to any of the Purchased Assets, including signs, billboards and advertisements or other media located at the Business and (ii) return to Seller or, at Seller's option, destroy (and certify such destruction to Seller) all items and materials, including stationery, letterhead and purchase orders, located at any of the Purchased Assets containing the above described marks.

                           (vi) Project Sunshine Consent Decree. Buyer
                  represents and warrants that it has received a copy of the Project Sunshine Consent Decree and that it has the financial and technical capability to assume the obligations set forth in the Project Sunshine Consent Decree with respect to the Purchased Assets. Buyer covenants and agrees that prior to or at the Closing it will execute and deliver a modification to the Project Sunshine Consent Decree, in a form satisfactory to Seller and the United States of America, pursuant to which Buyer shall agree to be bound by the terms and conditions of the Project Sunshine Consent Decree applicable to the Purchased Assets, and Buyer further covenants and agrees that from and after the Closing Date it shall comply in all respects with those provisions of the Project Sunshine Consent Decree (including any amendments, supplements or revisions thereto) relating to the operation, maintenance, insurance, and use of the Refinery and the Business and assume all costs and expenses associated therewith, and Buyer shall be responsible and liable for all costs and expenses arising from or relating in any way to compliance with the Project Sunshine Consent Decree as it relates to the Business. Buyer further agrees that the provisions of this paragraph shall be binding upon (A) any successors or assigns of Buyer, (B) any transferees of all or any portion of the Business and (C) any grantee of rights of use and/or operation thereof. Prior to transferring any interest in the Business, Buyer shall deliver to Seller written evidence satisfactory to Seller that such transferee has agreed to assume and has the financial and technical capability to assume the obligations set forth in the Project Sunshine Consent Decree with respect to the Purchased Assets.

                           (vii) Easement Agreements. Buyer agrees that it shall
                  grant such permanent licenses, easements or similar rights, in form and substance reasonably satisfactory to Seller, as may reasonably be requested by Seller in order to provide Seller with access to any appurtenant pipeline facilities within the Twin Cities Terminal and/or the Purchased Assets as is necessary (as determined by Seller) to operate the assets as described on Schedule 10(b)(vii); provided, however, that Seller's access and use of any such facilities shall be done in a manner so as not to unreasonably interfere with Buyer's operation of the Business.

                  (c) Mutual Covenants. Buyer and Seller covenant and agree as follows:

                           (i) H-S-R. Buyer and Seller shall each file or cause
                  to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the H-S-R Act with respect to the transactions contemplated hereby, and Buyer and Seller shall bear the costs and expenses of their respective filings; provided that Buyer and Seller shall each pay 50% of the filing fee in connection therewith. Buyer and Seller shall use their respective reasonable best efforts to make such filings promptly (and in any event within ten (10) business days) following the date hereof, to respond promptly to any requests for additional information and documentary materials made by either of such agencies, to make any further filings that may be necessary, proper or advisable in connection therewith and to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer, on the one hand, and Seller, on the other, shall consult with the other prior to any meetings, by telephone or in person, with the staff of the applicable governmental authorities, and each of Buyer and Seller shall have the right to have a representative present at any such meeting.

                           (ii) Assignments.

                             (A) (I) With respect to any agreement, contract, license, lease, easement, right-of-way or Permit which (1) is not an Excluded Asset, (2) is material to the operation of the Business as it is currently operated by Seller, and (3) requires consent for the assignment thereof to Buyer, Seller shall take such actions as are commercially reasonable and necessary, and Buyer shall cooperate fully with Seller in all commercially reasonable respects, to effect assignment thereof to Buyer as of the Closing Date. It is understood that such actions by Seller shall not include any requirement of Seller to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. In the event that Seller is unable to obtain the requisite approval for assignment of any such agreement, contract, license, lease, easement, right-of-way or Permit, or in the event such agreement, contract, license, lease, easement, right-of-way or Permit is required to be amended or supplemented and is not so amended or supplemented as of the Closing Date, and such assignment is reasonably necessary to conduct the Business in the ordinary course of business without giving rise to a material adverse effect on the Business, at the written request of Buyer on or before the Closing Date (except where such action would be unlawful or prohibited by such agreement, contract, license, lease, easement, right-of-way or Permit), Seller shall (x) retain any such agreement, contract, license, lease, easement, right-of-way or Permit and shall enter into an arrangement with Buyer to provide Buyer with the benefits of such agreement, contract, license, lease, easement, right-of-way or Permit, provided that Buyer shall perform Seller's obligations thereunder arising on or after the Closing Date (and indemnify Seller against Losses suffered in connection therewith) until such agreement, contract, license, lease, easement, right-of-way or Permit is assigned to Buyer or expires at the earliest opportunity in accordance with its terms, or is properly amended or supplemented, and (y) take all commercially reasonable and necessary actions required to assign to Buyer, or amend or supplement, any such agreement, contract, license, lease, easement, right-of-way or Permit as soon as practicable after the Closing Date;

                             and (II) In addition to the obligations of Seller under Section 10(c)(ii)(A)(I) above, from the Closing Date until the second anniversary of the Closing Date, Seller shall take such actions as are commercially reasonable and necessary, including expending money, and Seller shall cooperate fully with Buyer in all commercially reasonable respects to remedy the absence or invalidity of any easement, right-of-way, permit, license or other right of access relating to the Product Pipelines.

                       (B)   Notwithstanding Seller's obligations pursuant to
                             Section 10(c)(ii)(A), the assignment of any agreement, contract, license, lease, easement, right-of-way or Permit to be transferred to Buyer which requires consent for assignment, or amendment or supplement, may be effected after the Closing Date. Except as otherwise provided in this Agreement, the Purchase Price shall not be subject to adjustment, and the Closing of the transactions contemplated by this Agreement shall not be delayed, by reason of any inability to obtain consent for assignment of any agreement, contract, license, lease, easement, right-of-way or Permit or any such amendment or supplement. Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to agreements, contracts, licenses, leases, easements, rights-of-way or Permits (written or otherwise) to which any of Seller or other member of the BP Group is a party, and such consents may not be obtained (provided that Seller has complied with its obligations under this Section
                             10(c)(ii)). Buyer agrees that Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any such agreement, contract, license, lease, easement, right-of-way or Permit as a result thereof (provided that Seller has complied with its obligations under this Section 10(c)(ii)). Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached and no condition of Buyer shall be deemed not to be satisfied as a result of the failure to obtain any consent or as a result of any such default, acceleration or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination (provided that Seller has complied with its obligations under this
                             Section 10(c)(ii)).

                       (C) With respect to any agreement, contract, license, lease, easement, right-of-way or Permit that may not be properly assigned to Buyer because of the failure to obtain a required consent or that may not be operated or used by Seller for Buyer's benefit, Buyer shall indemnify, defend and hold harmless Seller and the other members of the BP Group from and against any liability that Seller or any other members of the BP Group may have in connection with such nontransferred agreements, contracts, licenses, leases, easements, rights-of-way or Permits as a result of the transactions contemplated by this Agreement; provided that, for the avoidance of doubt, it is expressly understood and agreed that in the event Seller is unable to provide Buyer the benefits of any such agreement, contract, license, lease, easement, right-of-way or Permit, Buyer shall not be required to indemnify Seller against Losses suffered in connection therewith until and to the extent Seller, with full cooperation from Buyer in all respects, is able to provide Buyer the benefit of any such agreement, contract, license, lease, easement, right-of-way or Permit.


                  (iii) Transition Services Agreement. In the event Buyer and Seller agree that transition services will be necessary after the Closing, Buyer and Seller shall negotiate in good faith to execute and deliver, at the Closing, a Transition Services Agreement substantially in the form attached hereto as Exhibit D (the "Transition Services Agreement"). Promptly following the execution of this Agreement, representatives of Buyer and Seller shall meet to develop a transition plan which shall identify services, service periods (not to exceed six
         (6) months) and service charges to be provided pursuant to the terms and conditions of the Transition Services Agreement and which will, to the extent practicable, be completed prior to the Closing. Such services may include any technical and/or managerial support required to operate the Business that are necessitated by a cessation of employment at the Refinery of one or more of the managers of the Refinery or the individuals acting as his or her direct reports as of the date of this Agreement.

                  (iv) Other Governmental Approvals. Buyer and Seller shall cooperate with each other and take all reasonable steps necessary to obtain authorization for the sale of the Business from all other applicable governmental authorities.

                  (v) Other Actions. Buyer and Seller shall otherwise use their respective commercially reasonable efforts to cause the satisfaction of all conditions precedent in this Section 10 and Sections 12 and 13 and the Closing to occur as soon as reasonably practicable after the date of this Agreement.

                  (vi) Throughput Agreement. At the Closing, Buyer and Seller shall execute and deliver a Throughput Agreement substantially in the form attached hereto as Exhibit F (the "Throughput Agreement"). The Throughput Agreement shall provide for usage by the BP Group of the Twin Cities Terminal.

                  (vii) Retail Marketing Facilities. If there shall be any fact or circumstance not disclosed in this Agreement or the schedules hereto relating to a Retail Marketing Facility that is reasonably likely to impose upon Buyer a material Loss with respect to, or diminution in value in, such Retail Marketing Facility, then Seller, at its election, may (A) remove such Retail Marketing Facility from the definition of Purchased Assets, (B) cure such fact or circumstance or (C) indemnify Buyer from such Loss or diminution in value. For each Retail Marketing Facility so removed the Purchase Price shall be reduced by Five Hundred Thousand Dollars ($500,000) and the parties shall deem such fact or circumstance cured with no further rights to any adjustment to the Purchase Price as a result thereof. For purposes of this Section 10(c)(vii) only, any such fact or circumstance shall be deemed to impose a material Loss or diminution in value only if such Loss or diminution in value is reasonably likely to exceed Seven Hundred Fifty Thousand Dollars ($750,000) with respect to such Retail Marketing Facility or One Hundred Seventy-Five Thousand Dollars ($175,000) if such Loss or diminution in value results from a defect in title to the Retail Marketing Real Property relating to such Retail Marketing Facility.

                  (viii) Jobber Business. Buyer and Seller acknowledge that Seller may be unable to assign certain of the agreements relating to the Jobber Business that are listed on Schedule 1(r) attached hereto. For each such agreement that Seller is unable to assign to Buyer, Seller shall remove such agreement from the definition of the Purchased Assets. For each agreement so removed, the Purchase Price shall be adjusted as set forth in Section 3(b) in an amount equal to the product of (A) $0.085 and (B) the aggregate gallons of product supplied by Seller in fiscal year 2000 pursuant to such unassigned agreement.

         11. EMPLOYEES.

                  (a) Employees. Schedule 11(a) attached hereto contains a list of all employees of Seller or other members of the BP Group directly employed in the operation of the Business (collectively, the "Employees"), including employees who are receiving short-term disability benefits or are on family and medical, medical/long-term disability, administrative or military leave or any other type of leave that entitles the employee to reinstatement upon completion of the leave under the applicable leave policies of Seller or other members of the BP Group (collectively, "Leave"). Schedule 11(a) sets forth both Employees represented by Local 7-10 of the Paper, Allied Industrial, Chemical and Energy Workers International Union (the "Refinery Union," and the Employee membership of the Refinery Union, "Refinery Union Employees") and Employees represented by Local 6-1 and Local 6-0507 of the Paper, Allied-Industrial, Chemical and Energy Workers International Union and Local Union No. 120 of the General Drivers, Helpers, and Truck Terminal Employees International Union, Affiliated with the International Brotherhood of Teamsters, Teamsters Joint Council 32 (the "Non-Refinery Unions," and the Employee membership of the Non-Refinery Unions, "Non-Refinery Union Employees"), including which Employees are covered by each such Unions. The Refinery Union and the Non-Refinery Unions are also referred to herein collectively as "Unions" and Refinery Union Employees and Non-Refinery Union Employees are also referred to herein collectively as "Union Employees." Schedule 11(a) also sets forth Employees not represented by the Unions ("Non-Union Employees"). Seller shall be entitled to update Schedule 11(a) as necessary at any time prior to Closing to reflect any and all employment changes.

                  (b) Employment Offers to Active Non-Union Employees, to Active Non-Refinery Union Employees, and to All Refinery Union Employees. No later than ten (10) days after the date of this Agreement (and not later than three (3) days after any update of Schedule 11(a)), Buyer shall offer employment with Buyer, effective as of the Closing Date, to all active Non-Union Employees of the Business, to all active Non-Refinery Union Employees and to all Refinery Union Employees at the same or better salaries or wages, with similar duties and responsibilities, at the same location and on the same status (e.g., full-time or part-time) as provided by Seller or other members of the BP Group immediately prior to the Closing Date. All Employees who accept employment with Buyer pursuant to the offers described either in this Section 11(b) or in Section 11(c) are referred to herein as "Transferred Employees." Transferred Employees who are Refinery Union Employees are also referred to herein as "Refinery Union Transferred Employees," Transferred Employees who are Non-Refinery Union Employees are also referred to herein as "Non-Refinery Union Transferred Employees" and Transferred Employees who are Non-Union Employees are also referred to herein as "Non-Union Transferred Employees." Buyer shall not reduce any Transferred Employee's initial salary or wages as an employee of Buyer during the 12-month period after the Closing Date. Buyer will give each active Non-Union Employee, each active Non-Refinery Union Employee, and each Refinery Union Employee no less than seven (7) days in which to accept or reject Buyer's employment offer.

                  (c) Employment Offers to Non-Union Employees on Leave and to Non-Refinery Union Employees on Leave. In addition, no later than ten
         (10) days after the date of this Agreement, Buyer shall offer employment with Buyer to each Non-Union Employee who is on Leave as of the Closing Date and to each Non-Refinery Union Employee who is on Leave as of the Closing Date, commencing at such time as such Non-Union Employee or Non-Refinery Union Employee is ready to return to work, at the same or better salaries or wages, with similar duties and responsibilities, at the same location and on the same status (e.g., full-time or part-time) as provided by Seller or other members of the BP Group immediately prior to the commencement of such Non-Union Employee's or Non-Refinery Union Employee's Leave; provided, however, that such Non-Union Employee or Non-Refinery Union Employee is ready to return to work within one hundred twenty (120) days after the Closing Date. Buyer will give each Non-Union Employee on Leave and each Non-Refinery Union Employee on Leave no less than seven (7) days in which to accept or reject Buyer's employment offer.

                  (d) Transfer Time. All Transferred Employees shall become employees of Buyer as of 12:01 a.m., Central Time, on the Closing Date, and except as otherwise provided herein, at such time, Buyer shall assume and be responsible for payment of all salaries and benefits and all other costs and liabilities relating to the Transferred Employees, except that with regard to a Non-Union Employee on Leave or a Non-Refinery Union Employee on Leave, such obligations shall not attach until the Non-Union Employee on Leave or the Non-Refinery Union Employee on Leave commences employment with Buyer.

                  (e) Level of Employee Benefits Provided by Buyer. Buyer shall provide to all Non-Union Transferred Employees and to all Non-Refinery Union Transferred Employees employee benefits in accordance with employee benefit plans (such as defined benefit plans, defined contribution plans and welfare benefit plans), programs, policies and pay practices (such as vacations, bonuses and short-term disability leaves) which shall be the same as or better than the benefits provided to substantially similar employees of Buyer. No later than the Closing Date, Seller will provide to Buyer the Transferred Employees' recognized credited service, and participation, vesting and, as applicable, benefit accrual periods of service amounts, with Seller or other members of the BP Group as of immediately prior to the Closing Date.

                  (f) Pension Plans. Buyer agrees that, effective as of the Closing Date, Buyer will sponsor a defined benefit pension plan ("Buyer Pension Plan"), as defined under Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, with respect to Transferred Employees who participate in the BP Retirement Accumulation Plan ("BP RAP") prior to the Closing Date. The Buyer Pension Plan will provide that (i) such Transferred Employees will be eligible to participate in the Buyer Pension Plan as of the Closing Date, and (ii) such Transferred Employees will be given service credit equal to the number of years of participation and vesting periods of service such Transferred Employees have under the BP RAP. The Buyer Pension Plan also will grant service for benefit accrual service equal to the number of years of benefit accrual service for those Transferred Employees who have an accrued benefit in the BP RAP and may provide that the age 65 single life annuity payable to Transferred Employees under the Buyer Pension Plan may be offset by the amount of the age 65 single life annuity payable to such Transferred Employees under the BP RAP. In no event shall the age 65 single life benefit accrued under the Buyer Pension Plan for Transferred Employees be less than the benefit such Transferred Employees would receive if only service with Buyer were recognized under the Buyer Pension Plan. The Buyer Pension Plan may include such other terms and provisions as shall be determined by Buyer in its sole discretion to the extent not inconsistent with this Section 11(f). Seller agrees to furnish on a timely basis such information with regard to benefits payable to Transferred Employees under the BP RAP and such other information as Buyer may from time to time, within one
         (1) year after the Closing Date, reasonably request for purposes of complying with this Section 11(f).

                  (g) Defined Contribution Pension Plans. Buyer agrees that, effective as of the Closing Date, Buyer's defined contribution pension plans that Transferred Employees participate in shall be amended to recognize such Transferred Employees' participation and vesting periods of service with Seller and other members of the BP Group for purposes of determining participation, vesting and the level of company contributions.

                  (h) Welfare Benefits and Other Benefits and Policies. For each Transferred Employee who participates in any welfare benefit plan, or is subject to any policy or pay practice, of Buyer, both Buyer and the applicable welfare benefit, policy and pay practice (i) shall recognize the Transferred Employee's recognized credited service amounts with Seller and other members of the BP Group for all purposes including eligibility, vesting and benefit determination and accrual; (ii) shall not require a physical examination or other proof of insurability, and shall waive all coverage exclusions and limitations relating to waiting periods or pre-existing conditions, with respect to any of the Transferred Employees or any dependent covered by Seller's and other members of the BP Group's comparable welfare benefit plan, policy or pay practice in effect as of the Closing Date; and (iii) shall credit the expenses of the Transferred Employees which were credited toward 2001 deductibles or co-payments under the applicable welfare benefit plan of Seller or other members of the BP Group against satisfaction of any 2001 deductibles or co-payments under Buyer's medical welfare benefit plan for the Transferred Employees.

                  (i) Vacation. Seller shall be responsible for paying the Transferred Employees for any vacation due as of the Closing Date under the applicable vacation policy of Seller or other members of the BP Group (the "Seller Vacation Policy"). Buyer will provide Transferred Employees who, based upon the recognized credited service amounts of such Transferred Employees with Seller or other members of the BP Group, were eligible for a greater amount of annual vacation under the Seller Vacation Policy than they are under Buyer's vacation policy even after Buyer recognizes such Transferred Employees' credited service amounts, with their Seller annual vacation amount. Between the Closing Date and the end of the year in which the Closing occurs, Buyer shall permit all Transferred Employees to take the same number of days of vacation on an unpaid basis as they would have been eligible to take immediately prior to the Closing Date under the Seller Vacation Policy based upon the recognized credited service amounts of such Transferred Employees with Seller or other members of the BP Group.

                  (j) Severance. Buyer shall establish a severance policy substantially similar to the 2001 BP Severance Benefits Plan (the "BP Severance Plan") with respect to any Non-Union Transferred Employee who has actions taken against such Non-Union Transferred Employee within eighteen (18) months after the Closing Date that would make the Non-Union Transferred Employee eligible for severance benefits under the involuntary terminations section of the BP Severance Plan. Buyer's severance policy established under this Section 11(j) shall recognize the Non-Union Transferred Employees' recognized credited service amounts with Seller or other members of the BP Group.

                  (k) Buyer's Adoption of Collective Bargaining Agreement. Buyer will recognize the Refinery Union as the exclusive representative of the Refinery Union Transferred Employees and will adopt all collective bargaining agreements between Seller and the Refinery Union and all existing contract extension agreements, memoranda of agreement, letters of understanding and similar agreements and instruments (collectively, the "CBA"), except that Buyer is not required to continue the existing employee benefit plans provided for under any applicable provisions of the CBA. If Buyer does not continue said existing employee benefit plans, Buyer will comply with the terms of the Letter of Understanding- Successorship attached hereto as Schedule 11(k) relating to establishing and implementing an alternate package of benefit plans and shall indemnify the Seller Indemnified Parties against any Losses caused by, arising from, incurred in connection with or relating in any way thereto.

                  (l) WARN Act. Buyer represents and warrants to, and covenants with, Seller that there will be no major employment losses as a consequence of the transactions contemplated by this Agreement that might trigger obligations under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq., or under any similar provision of any federal, state, regional, foreign or local law, rule or regulation (collectively, "WARN Obligations"). To the extent that any WARN Obligations might arise as a consequence of the transactions contemplated by this Agreement, Buyer shall be responsible for, and shall indemnify the Seller Indemnified Parties against any Losses caused by, arising from, incurred in connection with or relating in any way to, any WARN Obligations arising as a result of any employment losses occurring on or after the Closing Date. For ninety (90) days following the Closing Date, Buyer shall not engage in any mass layoff, plant closing or other action that might trigger WARN Obligations of Seller or any other member of the BP Group.

                  (m) Service Credit. From and after the Closing Date, the Transferred Employees shall be given credit for their service recognized by Seller or other members of the BP Group prior to the Closing Date for all purposes, including eligibility, vesting and benefit determination and accrual under all applicable plans and programs of Buyer as well as for purposes of determining any vacation, severance or other related benefits to be provided pursuant to the manner described above.

                  (n) Benefits Miscellaneous. Notwithstanding the foregoing, Buyer shall not be liable for any obligations arising out of participation by Transferred Employees in the Employee Benefit Plans of Seller.

         12. BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to close under this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions (except to the extent that Buyer shall have hereafter agreed in writing to waive one or more of such conditions).

                  (a) Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to the Closing Date.

                  (b) Representations and Warranties. The representations and warranties of Seller made in this Agreement (as amended by Seller in accordance with Section 10(a)(iii)) shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time). Seller shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing.

                  (c) Litigation. There shall not be any judicial restraining order or injunction, preliminary or otherwise, in effect prohibiting the Closing of the transactions contemplated by this Agreement. There shall not be pending or threatened any litigation or proceeding instituted by any federal, state or foreign governmental agency to restrain, prohibit or otherwise interfere with or obtain substantial monetary damages in connection with the consummation of the transactions contemplated by this Agreement, or operation of the Business by Buyer after the Closing Date.

                  (d) Governmental Consents. The applicable waiting period under the H-S-R Act and any extension thereof shall have terminated or expired, without a challenge to the transactions contemplated by this Agreement, and the transactions contemplated by this Agreement shall have been authorized by applicable governmental authorities.

         13. SELLER'S OBLIGATION TO CLOSE. Seller's obligation to close under this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions (except to the extent that Seller shall have hereafter agreed in writing to waive one or more of such conditions).

                  (a) Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to the Closing Date.

                  (b) Representations and Warranties. The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time). Buyer shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing.

                  (c) Litigation. There shall not be any judicial restraining order or injunction, preliminary or otherwise, in effect prohibiting the Closing of the transactions contemplated by this Agreement. There shall not be pending or threatened any litigation or proceeding instituted by any federal, state or foreign governmental agency to restrain, prohibit or otherwise interfere with or obtain substantial monetary damages in connection with the consummation of the transactions contemplated by this Agreement, or the operation of the Business by Buyer after the Closing Date.

                  (d) Governmental Consents. The applicable waiting period under the H-S-R Act and any extension thereof shall have terminated or expired, without a challenge to the transactions contemplated by this Agreement, and the transactions contemplated by this Agreement shall have been authorized by applicable governmental authorities.

         14. FURTHER ASSURANCES. From time to time, as and when reasonably requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth in Section 10(c)(ii)), which documents, instruments or actions are consistent with, and customary and necessary for, the consummation of the transactions contemplated by this Agreement.

         15. INDEMNIFICATION.

                  (a) Buyer's Indemnification of Seller. Except as otherwise provided herein and subject to the provisions of this Section 15, from and after the Closing Date, Buyer shall indemnify, defend, save and hold harmless, Seller, the other members of the BP Group, and their respective directors, officers, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties"), from and against any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to:

                           (i) the ownership of the Purchased Assets, including
                  the Refinery and all of the other Purchased Assets, and the operation of the Refinery on and after the Closing Date, including those Losses arising under, any foreign, federal, state or local laws or regulations, or any contract, warranty, tort or other theory of law;

                           (ii) Buyer's modification of any technology,
                  software, know-how or proprietary information transferred or licensed to Buyer pursuant to the Technology Agreement;

                           (iii) (A) Buyer's breach of or failure to perform any
                  covenant or agreement in this Agreement requiring performance by Buyer on or after the Closing Date (including any discontinuance, suspension or modification of any compensation or employee benefit plan or program maintained by Buyer as contemplated by

                  Section 11); or (B) Buyer's breach of any representation or warranty in this Agreement which survives the Closing; or

                           (iv) the Assumed Liabilities.

                  provided, however, that Buyer shall not have any liability under clause (iii) above for any breach of a representation or warranty contained in this Agreement or the other agreements contemplated hereby is Seller had knowledge of such breach at the time of Closing and failed to notify Buyer of such breach, and no Losses caused by, arising from, incurred in connection with or related in any way thereto shall be aggregated for purposes of Section 15(j).

                  (b) Seller's Indemnification of Buyer. Except as otherwise provided herein and subject to the provisions of this Section 15, from and after the Closing Date, Seller shall indemnify, defend, save and hold harmless, Buyer, its affiliates and their respective directors, officers, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to:

                           (i) the Excluded Assets or the Excluded Liabilities
                  (other than any environmental matters covered by Section 15(c)ii below) (provided, however, that with respect to the Excluded Liabilities, the provisions of Sections 15(i) through 15(m) will not apply to indemnity claims by Buyer relating to Sections 4(b)(i) through (vi) and 4(b)(ix) through (xii) of this Agreement);

                           (ii) (A) Seller's breach of or failure to perform any
                  covenant or agreement in this Agreement requiring performance by Seller on or after the Closing Date; or (B) Seller's breach of any representation or warranty in this Agreement which survives the Closing; provided that, for purposes of this
                  Section 15, any occurrence relating to Seller's representation contained in (x) Section 6(e)(iii) shall not be deemed to be material or have a material adverse effect on the Business unless such effect or adverse effect exceeds Two Million Thousand Dollars ($2,000,000) and (y) Section 6(m) shall not be deemed to be material or to have a material adverse effect on the Business unless such effect or adverse effect exceeds Four Million Dollars ($4,000,000);

                           (iii) any failure by Seller to comply with the
                  provisions, if any, of state or local bulk sales laws;

                           (iv) property damage caused by, or any environmental
                  remediation required due to a violation of, Health, Safety and Environmental Laws during the pre-Closing operation of the Business ("Remediation Losses"); and

                           (v) subject to the limitations set forth in Section
                  15(m), disruption in the operation of the Product Pipelines resulting from the absence or invalidity of any easements, rights-of-way, permits, licenses or other rights of access relating to the Product Pipelines ("Rights-of-Way Losses");

                  provided, however, that Seller shall not have any liability under clause (ii) above for any breach of a representation or warranty contained in this Agreement or the other agreements contemplated hereby if Buyer had knowledge of such breach at the time of Closing and failed to notify Seller of such breach in accordance with Section 10(b)(ii), and no Losses caused by, arising from, incurred in connection with or related in any way thereto shall be aggregated for purposes of Section 15(j).

                  (c) Environmental Indemnifications. Buyer and Seller shall provide the environmental indemnifications specified below:

                           (i) Seller shall indemnify, defend, save and hold
                  harmless the Buyer Indemnified Parties from and against any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to (A) a breach of Seller's representations and warranties in Section 7 or (B) the Excluded Liabilities described in Section 4(b)(x) (provided, however, that the provisions of Sections 15(i) through 15(l) will not apply to indemnity claims by Buyer relating to Section 4(b)(x) or (xii) of this Agreement); and

                           (ii) Buyer shall assume responsibility for, and shall
                  indemnify, defend, save and hold harmless, the Seller Indemnified Parties from and against (A) any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to, the ownership of the Purchased Assets or the operation of the Business, under, relating to or otherwise required or incurred to achieve or maintain compliance with Health, Safety and Environmental Laws, as the same are in effect from time to time, irrespective of whether the events giving rise to such liabilities occurred prior to, on or after the Closing Date, including any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to Asbestos-Related Liabilities, the Disclosed Environmental Liabilities or the Project Sunshine Consent Decree and (B) any and all Losses that are caused by or result or arise from changes in, modifications to or amendments of Health, Safety and Environmental Laws that were in effect prior to the Closing Date or promulgated, made or enacted on or after the Closing Date;

                  provided, however, that Seller shall not have any liability under clause (i) above for any breach of a representation or warranty contained in this Agreement or the other agreements contemplated hereby if Buyer had knowledge of such breach at the time of Closing and failed to notify Seller of such breach in accordance with Section 10(b)(ii), and no Losses caused by, arising from, incurred in connection with or related in any way thereto shall be aggregated for purposes of Section 15(j).

                  (d) Exclusive Remedy. Any claim or cause of action based on, arising out of or relating in any way to any of the transactions contemplated under this Agreement (including all Exhibits and Schedules attached hereto or referenced herein) must be brought by either party in accordance with the provisions and limitations of this Agreement, whether such claim arises out of any contract, tort or otherwise. Except as otherwise provided in this Agreement, the parties hereby waive to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they may have against each other relating to the subject matter of this Agreement and the other agreements contemplated hereby arising under or based on any federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise, including such rights, claims and causes of action Buyer may have against Seller under CERCLA, breaches of statutory or implied warranties or otherwise, nuisance or other tort actions, and common law rights of contribution. Without limiting the generality of the foregoing, Buyer understands and agrees that the rights accorded under this Section 15 are the sole and exclusive remedy of Buyer against Seller or any other member of the BP Group with respect to any matters relating to Health, Safety and Environmental Laws. Buyer hereby waives any right to seek contribution or other recovery from Seller or any other member of the BP Group under such Health, Safety and Environmental Laws, and Buyer hereby releases Seller and the other members of the BP Group from any claims, demands or causes of action that Buyer has or may have in the future against Seller and/or the other members of the BP Group under Health, Safety and Environmental Laws. Buyer further acknowledges and agrees that, (A) other than the representations and warranties of Seller specifically contained in this Agreement, there are no representations or warranties of Seller, any other member of the BP Group or their respective directors, officers, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors or other representatives or any other Person either express or implied, with respect to any of them, the Business, the Purchased Assets or the Assumed Liabilities and (B) it shall have no claim or right to indemnification with respect to any information, documents or materials furnished by Seller, any other member of the BP Group or their respective directors, officers, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors or other representatives or any other Person or any of their officers, directors, employees, shareholders, partners, counsel, auditors, accountants, agents, advisors or other representatives, including the Offering Memorandum and any information, documents or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                  (e) Procedures Relating to Indemnification Among Buyer and Seller. Following the discovery of any facts or conditions which could reasonably be expected to give rise to a Loss or Losses for which indemnification is provided under this Agreement, the party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably possible thereafter, provide written notice to the party from whom indemnification is sought (the "Indemnifying Party"), setting forth the specific facts and circumstances, in reasonable detail, relating to such Loss or Losses and the amount of Loss or Losses (or a reasonable, good-faith estimate thereof if the actual amount is not known or not capable of reasonable calculation) ("Indemnification Notice"); provided, however, that failure to give such Indemnification Notice on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing:

                           (i) a Buyer Indemnified Party shall not be entitled
                  to make a claim against Seller under Section 15(b)(ii) unless and until (A) Buyer shall have provided Seller written notice of such default; and (B) Seller shall have failed to cure such default within sixty (60) days after Seller's receipt of Buyer's notice; and

                           (ii) a Seller Indemnified Party shall not be entitled
                  to make a claim against Buyer under Section 15(a)(iii) unless and until (A) Seller shall have provided Buyer written notice of default; and (B) Buyer shall have failed to cure such default within sixty (60) days after Buyer's receipt of Seller's notice.

                  (f) Procedures Relating to Indemnification for Third Party Claims.

                           (i) In order for an Indemnified Party to be entitled
                  to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must provide an Indemnification Notice to the Indemnifying Party of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnified Party of notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that failure to provide an Indemnification Notice, or deliver copies of all notices and documents, on a timely manner shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                           (ii) If a Third Party Claim is made against an
                  Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Notwithstanding any acknowledgment made pursuant to the immediately preceding sentence, the Indemnifying Party shall continue to be entitled to assert any limitation on its indemnification responsibility contained in Sections 15(j) and 15(k). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or consent to the entry of any judgment with respect to such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

                  (g) Losses Net of Insurance and Taxes. The amount of any and all Losses under this Section 15 and elsewhere under this Agreement shall be determined net of any amounts recovered or recoverable by the Indemnified Party under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses. Each party hereby waives, or will procure the waiver of, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. The amount of any and all Losses shall be reduced by the amount of any net reduction in cash Tax payable by the Indemnified Party with respect to such Losses through and including the Tax year in which the indemnification payment is made. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes.

                  (h) Attorneys' Fees. In connection with any litigation arising out of this Agreement or to enforce any indemnification claim pursuant to this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs, on appeal or otherwise.

                  (i) Time Limitation. Except as otherwise provided in this Agreement, any claim by any Buyer Indemnified Party for indemnity arising under this Agreement, including pursuant to Sections 15(b) and 15(c), shall be brought within two (2) years after the Closing Date. A claim shall be deemed to have been brought only upon delivery of a proper Indemnification Notice to the other party at the notice address set forth in Section 20. Any claim required to be made within such two
         (2) year period not so timely made shall be forever barred.

                  (j) Monetary Limitation. Buyer shall have no claim under this Agreement against Seller or any other member of the BP Group for any Losses unless and until the aggregate of all such Losses incurred or sustained by the Buyer Indemnified Parties exceeds Four Million Dollars ($4,000,000) and then only for the excess over Four Million Dollars ($4,000,000) (the "Threshold"); provided that Losses amounting to less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate arising out of the same occurrence or matter shall not be aggregated with other Losses for purposes of determining whether and when the Threshold has been reached. After the Threshold has been reached, Seller shall have no obligation to indemnify the Buyer Indemnified Parties under this Agreement with respect to such matters for any Losses amounting to less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate arising out of the same occurrence or matter. For purposes of this Section 15(j), Losses shall exclude Remediation Losses and Rights-of-Way Losses, which are addressed in Sections 15(l) and 15(m), respectively, below.

                  (k) Limitation of Liability. Seller's aggregate liability for Indemnification pursuant to this Agreement, including Section 15(b) and
         (c), shall in no event exceed an amount equal to Fifty-Two Million Five Hundred Thousand Dollars ($52,500,000).

                  (l) Environmental Remediation Monetary Limitation. Notwithstanding any other provision of this Agreement, Buyer shall have no claim under this Agreement against Seller or any other member of the BP Group for any Remediation Losses by Seller or other members of the BP Group unless and until the aggregate of all such Remediation Losses incurred or sustained by the Buyer Indemnified Parties exceeds Five Million Dollars ($5,000,000), and then only for the excess over Five Million Dollars ($5,000,000) (the "First Threshold"). After the First Threshold has been reached, Buyer shall only have a claim under this Agreement against Seller for fifty percent (50%) of the excess of any Remediation Losses incurred or sustained by the Buyer Indemnified Parties over the First Threshold unless and until the aggregate of all such Remediation Losses incurred or sustained by the Buyer Indemnified Parties exceeds Ten Million Dollars ($10,000,000) (the "Second Threshold"). Thereafter, subject to Sections 15(j) and 15(k), Buyer shall have a claim under this Agreement against Seller for 100% of the excess of Remediation Losses over the Second Threshold. Notwithstanding the foregoing, (i) Remediation Losses amounting to less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate arising out of the same occurrence or matter shall not be aggregated with any other Remediation Losses for purposes of determining whether and when the First Threshold or the Second Threshold has been reached. After the First Threshold or Second Threshold has been reached, Seller shall have no obligation to indemnify the Buyer Indemnified Parties under this Agreement with respect to such matters for any Remediation Losses amounting to less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate arising out of the same occurrence or matter.

                  (m) Rights-of-Way Monetary Limitation. Notwithstanding any other provision of this Agreement, Buyer shall have no claim under this Agreement against Seller or any other member of the BP Group for any Rights-of-Way Losses unless and until the aggregate of all such Rights-of-Way Losses incurred or sustained by the Buyer Indemnified Parties exceeds Two Million Dollars ($2,000,000), and then only for the excess over Two Million Dollars ($2,000,000) (the "Level 1 Threshold"). After the Level 1 Threshold has been reached, Buyer shall only have a claim under this Agreement against Seller for fifty percent (50%) of the excess of any Rights-of-Way Losses incurred or sustained by the Buyer Indemnified Parties over the Level 1 Threshold unless and until the aggregate of all such Rights-of-Way Losses incurred or sustained by the Buyer Indemnified Parties exceeds Four Million Dollars ($4,000,000) (the "Level 2 Threshold"). Thereafter, subject only to Section 15(l), Buyer shall have a claim under this Agreement against Seller for 100% of the excess of Rights-of-Way Losses over the Level 2 Threshold. Notwithstanding the foregoing, Seller shall have no obligation to indemnify the Buyer Indemnified Parties under this Agreement with respect to such matters for any Rights-of-Way Losses amounting to less than One Hundred Seventy-Five Thousand Dollars ($175,000) in the aggregate arising out of the same occurrence or matter.

                  (n) Mitigation. Each party hereto shall take all reasonable steps and use all commercially reasonable efforts to mitigate any and all Losses.

                  (o) Losses. As used in this Agreement, "Losses" means any and all costs, claims, losses, liabilities, obligations (including corrective and remedial obligations), damages and expenses (including reasonable legal fees and expenses but excluding any liability relating to consequential damages, lost profits or punitive damages).

         16. TAXES

                  (a) Except as provided in this Section 16, Buyer shall be liable for and pay all Taxes, utility charges or apportionments which arise as a result of this Agreement or the consummation of the transactions contemplated hereby or as a result of any purchase, sale, rental, lease, storage, use, consumption or operation of the Purchased Assets by Buyer. Seller agrees to cooperate with and assist Buyer in claiming any applicable occasional sale or other sales tax exemption; provided that Seller shall not incur any unreimbursed third party costs, expenses, fees or liabilities as a result of or in any way relating to, the provision of such assistance.

                  (b) General and special real estate and other ad valorem taxes and assessments and other state or local taxes, fees, charges and assessments in respect of real property on the basis of the fiscal year in which the Closing occurs shall be prorated between Buyer and Seller as of 12:01 a.m., Central Time, on the Closing Date. If the Closing Date shall occur before the tax rate or assessment is fixed for such fiscal year, the apportionment of such taxes and payments at the Closing shall be based upon the most recently ascertainable tax bills; provided, that Buyer and Seller shall recalculate and re-prorate said taxes and payments and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for the fiscal year in which the Closing occurs and the amount of any payments in lieu of tax made with respect to any such fiscal year.

                  (c) Personal property taxes, if any, on the basis of the fiscal year in which the Closing occurs shall be prorated between Buyer and Seller as of 12:01 a.m., Central Time, on the Closing Date. If the Closing Date shall occur before the tax rate or assessment is fixed for such fiscal year, the apportionment of such taxes at the Closing shall be based upon a reasonable estimate mutually agreed upon by Buyer and Seller; provided that Buyer and Seller shall recalculate and re-prorate said taxes and make the necessary cash adjustments promptly upon the issuance of, and on the basis of, the actual tax bills received for such fiscal year.

         17. RECORDS/LITIGATION ASSISTANCE.

                  (a) For a period of seven (7) years following the Closing Date, Buyer shall provide to Seller and other members of the BP Group (and their counsel, auditors, accountants, agents, advisors or other representatives) reasonable access to and permission to take from the Business copies of any books, records or accounts relating to the Business through and including the Closing Date; and Buyer shall not destroy or dispose of any such books, records and accounts for a period of at least seven (7) years after the Closing Date without first offering to surrender to Seller such books, records and accounts which Buyer may intend to destroy or dispose of. Seller agrees that it will consult with Buyer in advance of taking any such actions following the Closing Date with a view towards establishing a mutually agreeable plan for such visits so that these actions will not unreasonably interfere with the normal operation of the Business.

                  (b) After the Closing Date, each party shall provide such assistance as the other party may from time to time reasonably request in connection with the preparation of tax returns required to be filed, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to liability for taxes, or any claim for refund in respect of such Taxes or in connection with any litigation and proceedings or liabilities related to the Business, including making available employees for interviews, litigation preparation and testimony. The requesting party shall reimburse the assisting party for the out-of-pocket costs incurred by the assisting party.

                  (c) If Buyer, as a result of the transactions contemplated by this Agreement, at any time within twelve (12) months after the Closing Date, is required to file with the Securities and Exchange Commission financial statements relating to the Business, Seller shall provide such assistance as Buyer may reasonably request in connection with the preparation of such financial statements, including providing to Buyer Seller's books, records or accounts relating to the Business and relevant personnel relating to the Business and access to Seller's independent auditors from the date hereof through and including the Closing Date and for a period of twelve (12) months thereafter; provided that Seller shall not incur any unreimbursed third-party costs, expenses, fees or liabilities as a result of or in any way relating to, the provision of such assistance.

         18. TERMINATION RIGHTS.

                  (a) This Agreement may be terminated at any time prior to the Closing Date as follows and in no other manner:

                           (i) By mutual written consent of Buyer and Seller;

                           (ii) By Buyer, if any of the conditions set forth in
                  Section 12 shall have become incapable of fulfillment, and shall not have been waived by Buyer (provided, however, that Buyer is not in material breach of its representations, warranties, covenants or agreements contained in this Agreement);

                           (iii) By Seller, if any of the conditions set forth
                  in Section 13 shall have become incapable of fulfillment, and shall not have been waived by Seller (provided, however, that Seller is not in material breach of its representations, warranties, covenants or agreements contained in this Agreement);

                           (iv) By Seller, if the Closing does not occur on or
                  prior to December 14, 2001;

                           (v) By Buyer, if the Closing does not occur on or
                  prior to December 31, 2001; provided, however, that in the event that all conditions of Section 12 other than termination or expiration of the waiting period under the HSR Act are satisfied, then Buyer may not terminate under this clause (v) until March 15, 2002; or

                           (vi) By Buyer, if a Deposit Return Event occurs.

                  (b) In the event of termination by Buyer or Seller pursuant to this Section 18, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                           (i) Buyer shall return to Seller all documents and
                  copies and other materials received from, or on behalf of, Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

                           (ii) all confidential information received by Buyer
                  with respect to the Purchased Assets, the Assumed Liabilities and the Business shall be treated in accordance with the terms and conditions of the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 18, this Agreement shall become void and of no further force and effect, except for the provisions of:

                           (i) Section 10(b)(i) relating to the obligation of
                  Buyer to keep confidential certain information and data obtained by it;

                           (ii) Section 22 relating to publicity;

                           (iii) Section 10(a)(i) relating to indemnification in
                  connection with the matters contemplated thereby;

                           (iv) Section 27 relating to certain
                  expenses;

                           (v) Sections 6(f) and 9(f) relating to finder's fees
                  and broker's fees; and

                           (vi) this Section 18.

             Nothing in this Section 18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

         19. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter (subject to the provisions set forth in Section 21 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         20. NOTICES.

             (a) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed or telecopied, or if mailed, five (5) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows:

            If to Buyer:

                  Tesoro Petroleum Corporation
                  300 Concord Plaza Drive
                  San Antonio, TX
                  Attn: James C. Reed, Jr., General Counsel
                  Telecopy: (210) 283-2400

            with a copy to:

                  Fulbright & Jaworski, L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, TX 77010-0395
                  Attn: Michael W. Conlon
                  Telecopy: (713) 651-5246

            If to Seller:

                  BP Corporation North America Inc.
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attn: Assistant General Counsel - Corporate
                  Telecopy: (312) 856-4091

                  Amoco Oil Company
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attn: Richard J. Battaglia
                  Telecopy: (312) 856-4091

             (b) Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner in paragraph (a) above.

         21. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the substantive and procedural laws of the State of Illinois, without regard to rules on choice of law. Any action to enforce the terms hereof may be properly venued in, and shall be brought in, the federal or state courts located in Cook County in the State of Illinois on a non-exclusive basis. Each party hereto agrees that it shall submit to the jurisdiction of such courts for purposes of actions to enforce the terms of this Agreement.

         22. PUBLICITY. Buyer and Seller agree that, from the date hereof through and including the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party hereto (including any member of the BP Group) without the prior consent of the other party (which consent shall not be unreasonably withheld), except (a) as such release or announcement may be required by law or the rules or regulations of any securities exchange, whether in the United States, United Kingdom or elsewhere, (or in the opinion of counsel such release or announcement is appropriate or desirable under or in light of such laws and regulations), in which case the party making the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and (b) that any member of the BP Group, including Seller, may make such an announcement to its employees. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either Buyer or Seller, at the time of the signing of this Agreement. Buyer and Seller agree to keep the terms of this Agreement confidential, except to the extent required by applicable law or for financial reporting purposes and except that the parties may disclose such terms to their respective (and in the case of Seller, the BP Group's) counsel, auditors, accountants, agents, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential).

         23. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The covenants and representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 15(a) and 15(b). The representations and warranties in this Agreement shall terminate at the close of business on the second anniversary of the Closing Date; provided, however, that the representations and warranties provided in Section 6(e)(i) and (ii) with respect to the Real Property shall not survive and shall terminate at the Closing.

         24. ENTIRE AGREEMENT. This Agreement, the attached Schedules and Exhibits and the agreements referred to herein or executed simultaneously herewith, set forth the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and undertakings, whether written or oral, relating to the subject matter hereof (other than the Confidentiality Agreement which shall continue in effect). No representation, promise, inducement or statement of intention, whether written or oral, has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality

Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth whether in the Offering Memorandum, in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the parties in writing.

         25. ASSIGNMENT. This Agreement and any rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided, however, that each of Buyer and Seller may (a) assign any and all of its rights and interests hereunder to one or more of its affiliates and (b) designate one or more of its affiliates to perform its obligations hereunder; provided further that each of Buyer and Seller shall remain responsible for the performance of all of its respective obligations hereunder. Notwithstanding the foregoing, Seller may assign or transfer any or all of its rights hereunder to any qualified intermediary in order to complete an exchange of like-kind property under Section 1031 of the Code and, at the request of Seller, Buyer shall execute such agreements and other documents as may be necessary, in the reasonable opinion of Seller's counsel, to complete and otherwise effectuate Seller's exchange of properties in accordance with said Section 1031 of the Code and the regulations thereunder; provided that Buyer shall not incur any unreimbursed third party costs, expenses, fees or liabilities as a result of or connected with the exchange.

         26. AMENDMENT AND WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant representation or warranty. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

         27. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal, due diligence, accounting and investment banking fees and expenses, shall be paid by the party incurring such costs or expenses.

         28. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         29. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         30. INTERPRETATION. Unless the context requires otherwise:

            (a) this Agreement includes this Asset Purchase Agreement and any other agreement entered into by Buyer and Seller on the Closing Date or in connection with the transactions contemplated hereby;

                  (b) the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and the context of the Agreement shall require;

                  (c) references to Sections and paragraphs refer to sections and paragraphs, respectively, of this Agreement;

                  (d) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein;

                  (e) the words "including," "include," "includes" and all variants thereof mean "including, without limitation;" and

                  (f) all references to "Dollars" and "dollars" in this Agreement are to United States dollars.

         31. NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         32. SCHEDULES. The disclosures in the Schedules hereto (including any disclosures made in amendments made pursuant to Section 10(a)(iii)) are to be taken as relating to the representations and warranties of Seller as a whole. Matters listed once on the Schedules shall be deemed disclosed with reference to all sections of the Schedules and all of Sections 6 and 7 of this Agreement. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Business, the Purchased Assets, the Assumed Liabilities or Seller. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Prior to the Closing, Seller shall have the right at all times to supplement, modify or update the Schedules hereto; provided, however, that any such supplements, modifications or updates shall be subject to the provisions of Section 10(a)(iii). The Schedules are incorporated herein by reference and made a part hereof.

         33. REPRESENTATION BY COUNSEL; INTERPRETATION. Buyer and Seller acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

         34. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         35. BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the purchase and sale of the Purchased Assets. Seller shall indemnify and hold Buyer harmless from any Losses which Buyer may incur due to failure to so comply in accordance with Section 15.

         36. NO THIRD PARTY BENEFICIARIES. Except as provided with respect to indemnification as set forth in Section 15 and elsewhere in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

         37. DEFINITION OF AFFILIATE. As used herein, the term "affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

         38. TIME OF ESSENCE. With regard to all rights and obligations of the parties and all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         39. NO CONDITIONS. For the avoidance of doubt, the only conditions to closing are those set forth in Sections 12 and 13 herein, and no other covenants or conditions set forth in this Agreement are intended to have any effect on the Closing or the payment of the Purchase Price.

                                    * * * *

         IN WITNESS WHEREOF, the parties have duly executed this instrument as of the day and year first above written.

                                   BP CORPORATION NORTH AMERICA INC.

                                   By: /s/ RICHARD J. BATTAGLIA
                                      --------------------------
                                        Richard J. Battaglia
                                   Title: Attorney-in-Fact


                                   AMOCO OIL COMPANY


                                   By: /s/ N. R. MORRIS
                                      --------------------------
                                        Neil R. Morris
                                   Title: Attorney-in-Fact

                                   TESORO PETROLEUM CORPORATION

                                   By: /s/ WILLIAM T. VAN KLEEF
                                      --------------------------
                                        William T. Van Kleef
                                   Title: Executive Vice President, Chief
                                          Operating Officer



                   Signature Page to Asset Purchase Agreement